Exhibit 10.8
BUSINESS LOAN AND SECURITY AGREEMENT
(REVOLVING LINE OF CREDIT)

This Business Loan and Security Agreement (Revolving Line of Credit) (this “Agreement”) is made as of March 12, 2021, by and between TERRA MORTGAGE PORTFOLIO II, LLC, a Delaware limited liability company (the “Borrower”), on the one hand, and WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), on the other hand:
A.    Borrower is engaged in the business of making and acquiring loans to certain eligible borrowers.
B.    Borrower has applied to Lender for credit in the form of a revolving line of credit in an amount not to exceed the principal sum of Seventy-Five Million and No/100 Dollars ($75,000,000.00).
C.    Lender has agreed to extend credit to Borrower upon and subject to all covenants, terms, and conditions hereinafter provided.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.
DEFINITIONS

The definitions set forth in the Recitals are incorporated herein by reference. Capitalized terms not defined in this Agreement have the meanings given them in the Arizona Uniform Commercial Code. For purposes of this Agreement, the following terms shall have the following meanings:
    “Advance” means any advance or disbursement of Loan Proceeds pursuant to this Agreement.
    “Advance Rate” shall mean, as set forth in detail in the advance rate schedule attached hereto as Exhibit E, and incorporated by reference herein, for each Eligible Receivable, the lesser of (i) an amount equal to a percentage of, the lesser of, (a) the acquisition cost of such Eligible Receivable to Borrower, or (b) the unpaid principal balance of such Eligible Receivable (“LTB”) or (ii) an amount equal to a percentage of the appraised value (as reflected in the most recent Appraisal of the underlying real property collateral delivered by Borrower to, and accepted and approved by, Lender) of the underlying real property collateral securing such Eligible Receivable (“LTV”).
    “Agreement” means this Business Loan and Security Agreement (Revolving Line of Credit), as originally executed or as it may be modified, supplemented, extended, renewed or amended from time to time.
4085694.5 | 100775-0196

    “Affiliate” of any Person means any other Person, directly or indirectly controlling, or controlled by, or under common control with such Person. For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting equity, by contract or otherwise.
    “Allonge” means an attachment to a Collateral Loan Note (and included in the Collateral Loan Document Package) containing the endorsement by Borrower of the Collateral Loan Note, substantially in the form attached hereto as Exhibit A and incorporated herein by this reference.
    “Anti-Money Laundering Laws” means the USA Patriot Act of 2001, the Bank Secrecy Act, as amended through the date hereof, Executive Order 1 3324—Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended through the date hereof, and other federal laws and regulations and executive orders administered by OFAC which prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (such individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanction and embargo programs), and such additional laws and programs administered by OFAC which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on any of the OFAC lists.
    “Appraisal” means an appraisal of the Underlying Collateral, or such other report acceptable to Lender, performed and prepared for Lender at Borrower’s sole expense by a duly licensed or certified appraiser approved by Lender and possessing all qualifications required by Lender and applicable Laws, setting forth the appraiser’s opinion and determination of the fair market value of the Underlying Collateral; said Appraisal shall be prepared in full narrative form meeting all requirements and approaches to value as shall be necessary or appropriate in order to comply with all customary and generally accepted appraisal standards within the appraisal industry and in accordance with Lender’s requirements, and to Lender’s satisfaction and all applicable Laws governing Lender’s operations (including, but not limited to, the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and Uniform Standards of Professional Appraisal Practice (USPAP)).
    “Assets” has the meaning usually given that term in accordance with GAAP, including subordinated debts owed by a Person to holders of equity in the Person if the Person is a business entity, but excluding sums due to the Person from Affiliates to the extent such sums are eliminated in consolidation in accordance with GAAP.
    “Assignment of Mortgage” means each Collateral Assignment of Mortgage or Deed of Trust and Related Documents, if required by Lender, executed and delivered by Borrower to Lender in connection with any Collateral Loan to be secured by real property and included in the Collateral Loan Document Package, substantially in the form attached hereto as Exhibit B and incorporated herein by this reference (with such modifications to such form as may be required in order for such form to be recorded in the real property records of the applicable jurisdiction).

    “Authorized Person” means any person duly authorized by a general borrowing resolution of the Borrower, or in the absence of such a resolution, board minutes. As of the date hereof, the following persons currently, individually or collectively, are authorized to request Advances and authorize payments until the Lender receives from the Borrower, at the Lender’s address, written notice of revocation of their authority: Vik Uppal and/or Greg Pinkus.
    “Availability” means the lesser of (a) the Credit Limit and (b) the Borrowing Base.
    “Borrower Loans” means loans originated by Borrower to third-party borrowers and secured by real property collateral located in the United States of America (excluding territories and protectorates) that are the subject of an Advance hereunder, subject to the limitations set forth in this Agreement.
    “Borrower’s Loan Portfolio” means those Borrower Loans held by Borrower for Borrower’s own account.
    “Borrowing Base” shall mean the aggregate sum of the amounts calculated for each individual Eligible Receivable based on its Advance Rate.
    “Borrowing Base Certificate” means a Borrowing Base Certificate substantially in the form of Exhibit C attached hereto.
    “Business Day” means Monday through Friday, excluding any day of the year on which banks are required or authorized to close in Arizona.
    “Collateral” means all real property and personal property security for the Loan, including as more particularly described in Sections 4.9 and 5.
    “Collateral Loan” means, individually and collectively, any Borrower Loan i which Borrower has granted to Lender a security interest and which has been pledged to Lender as Collateral.
    “Collateral Loan Documents” means all instruments, agreements, and documents evidencing and securing all covenants, terms, and conditions of a Collateral Loan, duly executed by a Collateral Loan Obligor to and in favor of Borrower and pledged to Lender as security for Advances by Lender to Borrower and the other obligations of Borrower hereunder and under the other Loan Documents, as the Collateral Loan Documents may be amended from time to time in accordance with the provisions of this Agreement.
    “Collateral Loan Document Package” means: all instruments, agreements, and documents described in Schedule 1 attached to this Agreement and incorporated herein by reference either in original or photocopy form as therein provided, evidencing and/or securing the Advance therein requested and/or the Collateral Loan therein described.
    “Collateral Loan Note” means the promissory note executed or to be executed by each Collateral Loan Obligor to evidence a Collateral Loan, as the Collateral Loan Note may be amended from time to time in accordance with the provisions of this Agreement.

    “Collateral Loan Obligor” means a Person which is obligated by contract or by operation of law to pay and/or perform any or all of the indebtedness and other obligations of the borrower under and arising out of a Collateral Loan and Collateral Loan Documents evidencing and securing the same, including, without limitation, a Person designated as borrower or co-borrower thereunder and a Person guaranteeing said indebtedness and/or other obligations, whether by pledge of collateral or by agreeing to be personally liable therefor.
    “Collateral Mortgage” means any deed of trust or mortgage, as applicable, and assignment of rents executed and delivered by a Collateral Loan Obligor to secure repayment of a Collateral Loan, as the Collateral Mortgage may be amended from time to time in accordance with the provisions of this Agreement.
    “Commitment Term” means that period during which Loan Proceeds may be disbursed under this Agreement, which is a period commencing on the date of this Agreement and expiring March 12, 2023, subject to extension pursuant to Section 4.12 of this Agreement.
    “Compensating Balance Account(s)” means checking, savings or money market accounts maintained at Lender by Borrower and/or Guarantor, in aggregate (including without limitation all reserve or escrow accounts maintained at Lender pursuant to the Collateral Loan Documents), but shall not include certificates of deposit.
    “Conversion Fee” means the sum of one quarter of one percent (0.25%) of the then outstanding principal balance of the Loan for an extension of the Initial Maturity Date if requested and given in accordance with the provisions of Section 4.13, below.
    “Credit Limit” means Seventy-Five Million and No/100 Dollars ($75,000,000.00).
    “Dwell Time” means the number of months that a Collateral Loan may be included in calculating the Borrowing Base, as set forth in the Exhibit E.
    “E-Sign” means the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq.
    “Eligible Receivables” means those Collateral Loans that Lender, in its sole and absolute opinion and judgment, shall deem eligible for borrowing pursuant to the terms hereof; provided that once Lender has accepted an Eligible Receivable for financing hereunder, such approval cannot be revoked unless such Eligible Receivable becomes an Ineligible Receivable.
    “Event of Default” means any of those occurrences specified in Section 7 of this Agreement, or as otherwise specified in the Loan Documents.
    “Financial Statements” means balance sheets, income statements, reconciliations of capital structure and statements of sources and applications of funds, all prepared in accordance with GAAP.
    “Financing Statement” means one or more financing statements (Form UCC-1) given by Borrower to Lender covering the Collateral.

    “GAAP” means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person providing such financial information, except for changes mandated by the Financial Accounting Standards Board, the SEC, or any similar accounting authority of comparable standing.
    “Governmental Agency” means any federal, state or local governmental or quasi-governmental agency.
    “Guarantor” means Terra Property Trust, Inc., a Maryland corporation
    “Guaranty” means the Limited Guaranty from Guarantor, in form and content satisfactory to Lender in its sole opinion and judgment, guarantying certain obligations of Borrower to Lender, as more specifically provided therein.
    “Ineligible Receivable” means any Collateral Loan that (a) meets any of the clauses, as more particularly described on Schedule 2, with the result that it is not accepted by Lender at any time as an Eligible Receivable, or (b) that was previously accepted by Lender as an Eligible Receivable that subsequently would not have qualified as an Eligible Receivable because of any one or more of the applicable clauses on Schedule 2, but subject to the provisions of Section 4.6.3.
    “Initial Advance” means that certain advance or disbursement of Loan Proceeds by Lender to Borrower, in the amount specified in a Request for Advance, upon satisfaction of the terms and conditions in this Agreement for the making of the Initial Advance, including without limitation pledging the Initial Loan Collateral to Lender.
    “Initial Loan Collateral” means those Borrower Loans set forth on Exhibit D attached hereto, which shall be pledged to Lender as Collateral for the Loan.
    “Initial Loan Collateral Document Package” means, for the Initial Loan Collateral: all instruments, agreements, and documents described in Schedule 1 attached to this Agreement and incorporated herein by reference, either in original or photocopy form as therein provided, evidencing and securing the Initial Loan Collateral therein described.
    “Initial Maturity Date” means March 12, 2023, subject to extension pursuant to Section 4.12 of this Agreement or earlier acceleration upon the terms and conditions set forth in the Note.
    “Laws” means all federal, state, and local laws, rules, regulations, ordinances, and codes.
    “Liabilities” shall have the meaning usually given that term in accordance with GAAP.
    “Loan” means the total amount of Advances, as described in Section 4 of this Agreement in a principal amount not to exceed the Availability at any one time.

    “Loan Closing” means the date on which the Initial Advance is disbursed, upon and subject to satisfaction and performance of all covenants and conditions of the Loan as hereinafter provided.
    “Loan Collateral” means all of the following real and personal property and related rights of Borrower, whether now existing or hereafter acquired or arising, whether now owned or hereafter acquired, and wherever located: (1) each Collateral Loan and all Collateral Loan Documents, (2) all of Borrower’s right, title and interest in and to all Underlying Collateral, including, without limitation, all Underlying Collateral repossessed and acquired by Borrower by foreclosure or by transfer or retention in lieu of foreclosure, (3) the books, records and files pertaining to the Collateral Loan Documents and Underlying Collateral, and (4) all proceeds of the foregoing, including, without limitation, all proceeds in the form of accounts, instruments, chattel paper, contract rights, general intangibles, deposit accounts, insurance policies, insurance proceeds and returned premiums for insurance.
    “Loan Documents” means this Agreement, the Note, and such other documents as Lender may require Borrower to give to Lender as evidence of and/or security for the Loan, together with each Assignment of Mortgage, Allonge, Financing Statement, and all other instruments, agreements, and documents evidencing and securing the Advances made and to be made by Lender hereunder and all obligations of Borrower hereunder and herein described, including, without limitation, all those documents described in Section 4.5 below, and in Schedule 1 hereto, as applicable.
    “Loan Fee” means the sum of One Hundred Eighty-Seven Thousand Five Hundred and No/100 Dollars ($187,500.00) payable by Borrower to Lender for the making of the Loan, which shall be fully earned by Lender at Loan Closing and funded as part of the Initial Advance.
    “Loan Proceeds” means all funds advanced by Lender as an Advance to Borrower under this Agreement.
    “Maturity Date” means the Initial Maturity Date, and any extension in connection with Section 4.12 of this Agreement or the conversion of the Loan to a term loan as provided in Section 4.13 of this Agreement, subject to the terms and conditions of the Note.
“Minor Modifications” means any of the following in relation to any Collateral Loan Document:
1.(i) the use of then-existing reserve account balances (except for taxes and insurance reserves) for a Collateral Loan to cover operating expenses, debt service and/or other reserve deposit shortfalls and (ii) the waiver, suspension, deferral, increase or reduction of funding or replenishing reserve account balances (except for taxes and insurance reserves );
2.Approval of budgets, space leases, management agreements and other matters requiring Borrower’s consent under the Collateral Loan Documents, and amendments to the foregoing, all in accordance with the Servicing Standard;

3.Approval of (i) equipment leases and/or capital leases, in each case, in an amount less than 5% of the original principal amount of the applicable Mortgage Loan, and (ii) trade payables and/or operational debt, in each case, in an amount less than 10% of the original principal amount of the applicable Mortgage Loan, and (iii) property easements, licenses, rights of way, boundary line adjustments and similar encumbrances (including, without limitation, utility and related easements, easements granted to governmental authorities for roadway or access purposes, easements with adjoining landowners and pledges or deposits to secure workmen’s compensation and other deposits), and other approvals that are commercially reasonable and granted in accordance with the Servicing Standard;
4.Waiver of non-monetary defaults (defined for this purpose as defaults other than payments of principal and/or non-default interest due to the Borrower and other material monetary defaults pursuant to the Collateral Loan Documents), and amendments of such non-monetary provisions of the Collateral Loan Documents; provided, (i) such waivers or amendments are consistent with the Servicing Standard and no such waiver or amendment materially adversely affects Borrower’s ability to perform its payment obligations to Lender pursuant to the Loan Documents, and (ii) as used herein, waivers and amendments expressly permitted to be made pursuant to other paragraphs of this definition of Minor Modifications without Lender consent will be deemed to be non-material waivers/amendments of non-material provisions, and amounts permitted to be waived/amended thereunder shall be deemed to be non-material monetary amounts, for purposes of this paragraph); or
5.Waiver, deferral, accrual or forbearance of late fees, other fees, default interest, prepayment premiums or make-whole amounts, or repayment of protective advances or payment of interest thereon (for avoidance of doubt, (i) the items for which waiver is expressly permitted under this paragraph are deemed by the parties not to constitute material monetary obligations for purposes of this Agreement, and (ii) this paragraph does not apply to any waiver, deferral, accrual or forbearance of principal or interest at the non-default rate).
6.Deferral or forbearance of the payment by Collateral Loan Obligors of non-default interest, amortization of principal or any other material monetary obligation for up to 60 days after its due date under the applicable Collateral Loan Document (but in any case not past the maturity date of the Collateral Loan); provided, that for purposes of paragraph (g) of Schedule 2, in determining the number of days a payment is “past due,” such number will be based on the original due date for such payment without regard to any deferral or forbearance under this paragraph.
“Mortgage” means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a first lien on real property and other property and rights incidental thereto.
    “Note” means the Promissory Note of even date herewith, in the face amount of the Loan, executed by Borrower in favor of and payable to Lender, or order, which shall be in form and content satisfactory to Lender, in its sole discretion.
    “Obligations” means all obligations and indebtedness evidenced by the Loan and Loan Documents.
    “OFAC” means the United States Department of the Treasury, Office of Foreign Assets Control.
    “OFAC Prohibited Person” means a country, territory, individual or person (i) listed on, included within or associated with any of the countries, territories, individuals or entities referred to on The Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons or any other prohibited person lists maintained by governmental authorities, or otherwise included within or associated with any of the countries, territories, individuals or entities referred to in or prohibited by OFAC or any other Anti-Money Laundering Laws, or (ii) which is obligated or has any interest to pay, donate, transfer or otherwise assign any property, money, goods, services, or other benefits from the Property directly or indirectly, to any countries, territories, individuals or entities on or associated with anyone on such list or in such laws.
    “Operating Account” means, individually and collectively, Borrower’s demand deposit accounts with Lender, bearing the account numbers to be advised by Lender, into which all of Borrower’s receipts from its operations are deposited and from which all of Borrower’s disbursements for its operations are made.
    “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a Governmental Agency.
    “Power of Attorney” means a Power of Attorney dated the date hereof executed by Borrower for the benefit of Lender in substantially the form of Exhibit F attached hereto, which shall expire upon the satisfaction in full of all of the Obligations of Borrower to Lender.
    “REIT” means real estate investment trust.
    “Request for Advance” means each request either written or via electronic mail, for an Advance under this Agreement delivered by Borrower to Lender in the form and with the information requested by Lender, which request shall be deemed to constitute Borrower’s representation and warranty to Lender that all conditions to the Advance therein requested have been satisfied.
    “SEC” means the United States Securities and Exchange Commission.

    “Section” means a numbered or lettered paragraph, sub-paragraph or other division of this Agreement, and all references in this Agreement to a Section (other than references to statutes) are to Sections of this Agreement.
    “Servicer” means (i) Terra REIT Advisors, LLC, a Delaware limited liability company, or any Affiliate thereof (with Borrower providing not less than thirty (30) days prior written notice of any change to an Affiliate), or (ii) any third-party servicer or subservicer approved, in writing, by Lender, in its sole discretion.
“Servicing Agreement” means each servicing agreement or subservicing agreement entered into among the Borrower and either (i) Terra REIT Advisors, LLC or any Affiliate thereof, or (ii) a third-party Servicer, in either case in the form and substance acceptable to Lender and Borrower in their sole discretion, as the same may be amended, restated, supplemented (including, without limitation by a servicer notice and acknowledgment in favor of Lender) or otherwise modified from time to time.
“Servicing Standard” has the meaning set forth in Section 5.2.
“Specified Lender” means any Person identified on Schedule 9.9, together with its Affiliates.
“UETA” means the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999.
    “Underlying Collateral” means the real property and any and all other assets of any Collateral Loan Obligor, or of other Persons, pledged or otherwise assigned to Borrower as collateral security for repayment of any Collateral Loan, as more fully described in the Collateral Loan Documents; and including all land and improvements described in the Collateral Loan Document Package, including, without limitation, all fixtures, rights, rights of way, easements, rents, income, and profits, and all policies and proceeds of insurance and other interests appurtenant thereto which shall be encumbered by a Collateral Deed of Trust constituting a valid and enforceable trust deed or mortgage lien of record thereon.
    “Unused Credit Limit” means, for the subject calendar quarter, the amount by which the average daily unpaid principal amount of Advances is less than fifty percent (50%) of the Credit Limit.
    “Unused Line Fee” means one-quarter of one percent (0.25%) per annum times the Unused Credit Limit. The Unused Line Fee shall be payable as provided in Section 4.1.1(d).
SECTION 2.
INTERPRETATIONS

2.1. NUMBER, GENDER. Any defined terms used in the plural shall include the singular and such terms shall encompass all members of the relevant class.

2.2. SCHEDULES AND EXHIBITS. All schedules and exhibits to this Agreement are incorporated herein by reference.
2.3. OTHER TERMS. Capitalized terms other than accounting terms, and not defined herein, have the meanings given them in the Arizona Uniform Commercial Code. Capitalized accounting terms not otherwise defined herein have the meaning provided by GAAP. The term “document” is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms “including” and “include” mean “including (include), without limitation.”
SECTION 3.
REPRESENTATIONS AND WARRANTIES OF BORROWER

    Borrower hereby represents and warrants to Lender as of the date of this Agreement, the date any Loan Proceeds are disbursed to Borrower, and each and every date during the term of the Loan, or any portion thereof, as the context admits or requires, that:

3.1. BORROWER’S CAPACITY. Borrower is a limited liability company duly formed under the laws of the State of Delaware, and is duly qualified to transact business and is in good standing in all jurisdictions where the nature and extent of its business and property requires the same. Borrower does not conduct business under any trade name or other name.
3.2. VALIDITY OF LOAN DOCUMENTS. The Loan Documents are and shall continue to be in all respects valid and binding upon Borrower according to their terms. The execution and delivery by Borrower of and the performance by Borrower of all its obligations under the Loan Documents have been duly authorized by all necessary action and do not and will not:
3.2.1 Require any consent or approval not heretofore obtained.
3.2.2 Violate any provision of other agreements to which Borrower is bound.
3.2.3 Result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, claim, charge, right of others or other encumbrance of any nature (other than under the Loan Documents) upon or with respect to any property now owned or leased or hereafter acquired by Borrower.
3.2.4 Violate any provision of any Laws, or of any order, writ, judgment, injunction, decree, determination, or award.
3.2.5 Result in a breach of or constitute a default under, cause or permit the acceleration of any obligation owed under, or require any consent under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which Borrower or any property of Borrower is bound or affected

3.3. BORROWER NOT IN DEFAULT OR VIOLATION. Borrower is not in default under or in violation of any Laws, order, writ, judgment, injunction, decree, determination or award or under any obligation, agreement, instrument, loan, or indenture, whether to Lender or otherwise, or any lease, and no event has occurred and is continuing, or would result from the making of any Advance, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
3.4. NO GOVERNMENTAL APPROVALS REQUIRED. Borrower does not require any authorization, consent, approval, order, license, exemption from, or filing, registration, or qualification with, any Governmental Agency in connection with the execution and delivery by Borrower, and the performance by Borrower, of all or any of its obligations under the Loan Documents.
3.5. TAX LIABILITY. Borrower has filed all income and other tax and related information returns (federal, state, and local) required to be filed and has paid all taxes shown thereon to be due and all property taxes due, including interest and penalties, if any.
3.6. FINANCIAL STATEMENTS. All Financial Statements, tax returns and other financial information of Borrower and Guarantor which are submitted to Lender fairly present the financial positions of Borrower and Guarantor at the respective dates of their preparation. As for the Financial Statements, tax returns and other financial information submitted prior to the Loan Closing, there has been no material adverse change in the financial condition of Borrower and Guarantor.
3.7. PENDING LITIGATION. There are no actions, suits, or proceedings pending, or to the knowledge of Borrower threatened, against or affecting the Borrower, or involving the validity or enforceability of any of the Loan Documents, except actions, suits, and proceedings that are fully covered by insurance or which, if adversely determined, would not substantially impair the ability of Borrower to perform its obligations under the Loan Documents, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Agency.
3.8. VIOLATION OF LAWS. Borrower has no knowledge of any violations or notices of violations of any Laws relating to the Loan Collateral.
3.9. COMPLIANCE WITH ENVIRONMENTAL LAWS. Borrower does not presently, and will not in the future, use, store, manufacture, generate, transport to or from, or dispose of any toxic substances, hazardous materials, hazardous wastes, radioactive materials, flammable explosives or related material on or in connection with any property or the business of Borrower on any property, except in accordance with all applicable Laws. Borrower does not presently, and will not in the future, permit any lessee on any property to use, including any Collateral Loan Obligor and any other occupant of any Underlying Collateral real property, store, manufacture, generate, transport to or from, or dispose of any hazardous materials on or in connection with any property or the business on any property, except in accordance with all applicable Laws. “Hazardous materials,” and “hazardous waste” shall include, but not be limited to, such substances, materials and wastes which are or become regulated under applicable Laws or which are classified as hazardous or toxic under applicable Laws.
3.10. SOLVENCY. Borrower is able to pay its debts as they mature and the realizable value of its Assets is sufficient to satisfy any and all obligations hereunder.
3.11. PRINCIPAL PLACE OF BUSINESS. If Borrower hereafter intends to move its principal place of business, it shall first give at least thirty (30) days’ prior written notice to Lender of its intention so to move, the date that such move is anticipated, and its new address.
3.12. PERMITS. Borrower possesses all material licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, that are necessary to conduct its business and Borrower is not in violation of any valid rights of others with respect to any of the foregoing.
3.13. NO ERISA PLAN. Borrower does not maintain a plan under the Employee Retirement Income Security Act of 1974, as amended from time to time.
3.14. FULL DISCLOSURE. All information in the loan application, financial statements, certificates, or other documents and all information prepared and delivered by Borrower or its Affiliates to Lender in obtaining the Loan is correct and complete in all material respects, and there are no omissions therefrom that result in such information being incomplete, incorrect, or misleading in any material adverse respect as of the date thereof. All information in any loan application, financial statement, certificate or other document prepared and delivered to Lender on behalf of Borrower by Persons other than Borrower or its Affiliates, and all other information prepared and delivered to Lender on behalf of Borrower by Persons other than Borrower or its Affiliates in applying for the Loan is correct and complete in all material respects, and there are no omissions therefrom that result in any such information being incomplete, incorrect, or misleading in any material adverse respect as of the date thereof.
3.15. USE OF PROCEEDS; MARGIN STOCK. The proceeds of each Advance will be used by Borrower solely for the purposes specified in this Agreement. None of such proceeds will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 and 207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause any Loan Documents to violate Regulation U or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934, or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect. Borrower and Borrower’s Affiliates own no “margin stock”.

3.16. GOVERNMENTAL REGULATION. Borrower is not subject to regulation under the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding have been amended), or any other Law which regulates the incurring by Borrower of indebtedness, including but not limited to Laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services.
3.17. NO PROHIBITED PERSONS. Neither (i) Borrower; (ii) any Guarantor; (iii) any Person controlled by Borrower; (iv) nor any Person for whom Borrower is acting as agent or nominee in connection with this transaction, is an OFAC Prohibited Person.
3.18. NO FURTHER ENCUMBRANCE. There is not any mortgage, deed of trust, pledge, lien, hypothecation, charge (fixed or floating), security interest or other encumbrance whatsoever on any of the Collateral Loans or any interest therein, except as permitted pursuant to this Agreement.
SECTION 4.
THE LOAN

4.1. REVOLVING LINE OF CREDIT.
4.1.1    Revolving Line of Credit. Upon the request of Borrower, in the form of a Request for Advance, made at any time and from time to time during the Commitment Term, and so long as there is no Event of Default under the Loan Documents (and no event has occurred that, with notice or the lapse of time, or both, would constitute an Event of Default), Lender shall make Advances to Borrower, subject to the covenants, terms and conditions of the Loan Documents; provided, however, that Lender shall not be obligated to make Advances to Borrower whenever the aggregate principal amount of all Advances outstanding at any time exceeds or would exceed, at any one time, the Availability. Borrower may repay Advances and obtain new Advances within the Availability, subject to the provisions of this Agreement, provided such Advances are requested and complete Collateral Loan Document Packages are submitted to Lender prior to the expiration of the Commitment Term. This is a revolving line of credit providing for Advances. During the Commitment Term, Borrower may repay principal amounts and re-borrow them. Borrower agrees not to permit the outstanding principal balance of Advances under the line of credit to exceed the Availability. Subject to the other terms and conditions of this Agreement, Borrower agrees as follows:
                (a)    The total amount of Advances available to Borrower is limited to the Borrowing Base, which shall be calculated by Lender, in Lender’s sole determination, upon receipt of the Borrowing Base Certificate as set forth herein. Borrower acknowledges that an Eligible Receivable may become an Ineligible Receivable as a result of events occurring after an Advance is made. In the event that any Eligible Receivable used in calculating the Borrowing Base becomes an Ineligible Receivable, Lender may, at its option, and in its sole discretion, re-calculate the Borrowing Base. At no time shall the aggregate outstanding Advances exceed the Availability. If, at any time, the aggregate outstanding amount of Advances exceeds the Borrowing Base or the Availability, then Borrower shall repay Lender immediately such amount as may be necessary to eliminate such excess (and if such repayment is attributable to an Eligible Receivable becoming an Ineligible Receivable, then Lender will release all security in the associated Collateral Loan and Collateral Loan Documents).
                (b)    Each Request for an Advance under the Loan shall be made by an Authorized Person completing and delivering a Request for Advance and Borrowing Base Certificate to Lender. Each Request for Advance shall be deemed delivered only upon actual receipt by Lender at the address specified in Section 9.4 hereof of such Request for Advance, which receipt may be in the form of an e-mail communication. Lender shall have the right, but not the obligation to conduct any preliminary due diligence desired by Lender, all at Borrower’s expense. If Lender makes a preliminary determination in Lender’s sole and absolute opinion that (a) the requested Advance does not satisfy Lender’s underwriting criteria or (b) any of the conditions precedent set forth in Section 4 or elsewhere in this Agreement have not been satisfied, Lender shall have no obligation to make the requested Advance. From the Loan Closing to the end of the Commitment Term, Borrower may borrow and repay the Advances in whole or in part, and re-borrow, all in accordance with the terms and conditions of this Agreement. The Lender shall incur no liability to Borrower in acting upon any request referred to herein which the Lender believes to have been made by an Authorized Person.
                (c)    Upon satisfaction of the terms and conditions as required hereunder for the making of the Initial Advance and the pledging of the Initial Loan Collateral, including without limitation, satisfaction of the conditions precedent as set forth in Section 4.4 and Section 4.5, Lender shall disburse the Initial Advance to Borrower.
                (d)     Commencing with the calendar quarter ending September 30, 2021, for each calendar quarter during which the aggregate average daily unpaid principal amount of outstanding Advances is less than fifty percent (50%) of the Credit Limit, Borrower shall pay to Lender, from its own funds, the Unused Line Fee. The Unused Line Fee shall be calculated on a calendar quarterly basis by Bank for the preceding calendar quarter, and shall be due and payable by Borrower to Lender in arrears on the tenth (10th) Business Day following the last day of each March, June, September and December during the Commitment Term. The Unused Line Fee shall be non-refundable, and shall be deemed fully earned by Lender upon the expiration of each calendar quarter during the Commitment Term of the Loan.
                (e)    From and after the expiration of the Commitment Term, Borrower shall not be entitled to request or obtain any Advances of Loan Proceeds.
4.2. NOTE; PAYMENTS; INTEREST RATE.
4.2.1 Each Advance shall be evidenced by the Note, and shall accrue interest at the rate provided therein.
4.2.2 Compensating Balances. Borrower and Guarantor shall maintain the Compensating Balance Account(s) with an average daily aggregate balance in such Account(s) of not less than $5,000,000.00 at all times (“Compensating Balance Amount”) during the term of the Loan, to be reviewed quarterly, beginning with the calendar quarter ending June 30, 2021. Should the Compensating Balance Requirement fail to be maintained during any calendar quarter during the term of the Loan (“Quarter”), such will not constitute an Event of Default, but the interest rate that is applicable on the Note during the next Quarter shall automatically be increased by one-quarter of one percent (0.25%) (“Increased Spread”) over the interest rate that would otherwise be applicable on the Note for such Quarter had the Compensating Balance Requirement been satisfied. For the avoidance of doubt, in any Quarter that the Compensating Balance Requirement is satisfied, Borrower will not be charged the Increased Spread on the applicable Note rate in the next succeeding Quarter. In any Quarter that the Compensating Balance Requirement is not satisfied, Borrower will be charged the Increased Spread on the applicable Note rate for the next succeeding Quarter.
4.2.3 Borrower shall timely make all payments of principal and interest when due under the terms of the Note.
4.2.4 Borrower will repay in full any and all outstanding principal under the Note and all interest accrued thereon on or before the Maturity Date, subject to earlier acceleration upon the terms and conditions set forth in the Note.
4.3. PURPOSE OF ADVANCES; LOAN FEE.
            4.3.1    Loan Proceeds of each Advance under this Agreement shall be used by Borrower exclusively to fund one or more Collateral Loans, or to reimburse Borrower for actual amounts expended by Borrower to fund one or more Collateral Loans.
            4.3.2    The Loan Fee shall be paid by Borrower to Lender at Loan Closing as part of the Initial Advance. The Loan Fee will be in addition to all other fees mentioned in this Agreement, and shall be deemed fully earned and nonrefundable when paid, whether or not any Loan Proceeds, are disbursed at any time.
4.4. CONDITIONS PRECEDENT. In addition to all other conditions of the effectiveness of this Agreement, the obligations of Lender pursuant to this Agreement to make the Initial Advance shall be subject to the satisfaction or waiver by Lender of the following conditions:
4.4.1Borrower, at its sole expense, shall deliver to Lender, at its office located at 2701 E. Camelback Road, Suite #110, Phoenix, Arizona 85016, on or before the date of the Initial Advance the following, in form and substance satisfactory to Lender, in Lender’s sole opinion and judgment:
a.This Agreement;
b.The Note;
c.The Guaranty;
d.A Request for Advance in respect of the Initial Advance;
e.The Initial Loan Collateral Document Package;

f.The Financing Statement;
g.The Power of Attorney;
h.The Servicing Agreement, with acknowledgment by Servicer;
i.Resolutions, certifications and/or other authorizations of Borrower, Borrower’s trustees and such other Persons as Lender shall request, evidencing, without limitation, approval and authorization of the transactions contemplated hereunder and the documents and instruments to be executed by Borrower in connection herewith;
j.Borrower shall have provided Lender with an opinion from Borrower’s counsel, in such form and content as may be required by Lender in its sole discretion, to confirm the authority of Borrower to execute the Loan Documents to which they are a party, the authority of the individuals executing the Loan Documents on their behalf, and the due execution and delivery of the Loan Documents to Lender; and
k.Such additional assignments, agreements, certificates, reports, approvals, instruments, documents, financing statements, consents, and opinions as Lender may request;
4.4.2 Borrower shall have opened the Operating Account and the Compensating Balance Account(s) with Lender;
4.4.3 Lender shall have approved the Financial Statements of Borrower and Guarantor;
4.4.4 No suit, action, or other proceeding of material consequence shall be pending or threatened which seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages or other relief in connection therewith;
4.4.5 Borrower shall have paid (which shall be pursuant to the Initial Advance) to Lender the Loan Fee and any and all other fees and charges due under the terms of the Loan Documents;
4.4.6 Lender shall have conducted, or caused to be conducted by an independent professional satisfactory to Lender, (i) a field audit of Borrower (including, without limitation, of Borrower’s processes, practices and regulatory compliance), the results of which must be satisfactory to Lender, in Lender’s sole and absolute opinion and judgment, and (ii) background checks of Borrower, Guarantor and such other Persons as Lender shall require, the results of which must be satisfactory to Lender, in Lender’s sole and absolute opinion and judgment;
4.4.7 Lender’s security interest in all Collateral then in existence shall have been perfected by the filing of the Financing Statement, the delivery of the original Collateral Loan Documents, and the recording of any recordable Collateral Loan Documents, and shall be and remain a first priority perfected security interest in and to all such Collateral, subject only to such action as may be required under applicable law to perfect Lender’s security interest in collateral subsequently acquired by Borrower pursuant to each Collateral Loan;
4.4.8 There shall be no breach of any warranty or representation of Borrower; and
4.4.9 There shall be no event or circumstance which constitutes, or would upon the giving of notice or passage of time, constitute an Event of Default under this Agreement.
4.5. CONDITIONS OF ADVANCES. Lender’s obligation to make each Advance (including the Initial Advance) shall be subject to the following additional conditions precedent, in addition to all other conditions of each Advance provided elsewhere in this Agreement and in the other Loan Documents:
4.5.1 All conditions to this Agreement under Section 4.4, above, shall be satisfied in full;
4.5.2 Borrower shall have delivered to Lender a Request for Advance;
4.5.3 Concurrent with each Request for an Advance, Borrower shall execute and deliver to Lender (i) a fully complete and executed Borrowing Base Certificate and (ii) an updated summary, in form and detail satisfactory to Lender, of the Collateral Loans and other Borrower Loans in Borrower’s Loan Portfolio detailing the status of such Collateral Loans and other Borrower Loans, including without limitation, outstanding amounts due, status of performance, status of real property collateral and other information that may be required by Lender for each Borrower Loan;
4.5.4 Borrower shall have paid to Lender, in addition to any other fees required under this Agreement or any of the other Loan Documents, a Collateral Loan review fee of $250.00 for each Collateral Loan (including, without limitation, each of the Collateral Loans included in the Initial Loan Collateral). In addition, in the event Lender retains an appraiser to perform a review of any Appraisal of the Underlying Collateral for a Collateral Loan, Borrower shall pay an Appraisal review fee not to exceed $1,000.00;
4.5.5 No event or circumstance shall have occurred or be continuing which constitutes, or would upon the giving of notice or passage of time, constitute an Event of Default or failure of any condition under the Loan Documents;
4.5.6. Lender shall have received payment of the fees and costs of Lender in connection with each Advance and the preparation of the Loan Documents, including, but not limited to, reasonable attorneys’ fees; and
4.5.7. Lender shall have approved the Collateral Loans that have qualified as Eligible Receivables (as provided in Section 4.6) in connection with the Request for Advance;

4.6. ELIGIBLE RECEIVABLES
i.Approval of Eligible Receivables. Lender shall have no obligation to consider any Collateral Loan (including any Borrower Loan that in connection with the approval thereof as an Eligible Receivable will be a Collateral Loan) for approval as an Eligible Receivable unless and until the following conditions precedent are satisfied in Lender’s sole and absolute opinion and judgment, in addition to all other conditions to approval of any Eligible Receivable provided elsewhere in this Agreement and in the other Loan Documents:
a.Borrower shall prepare and deliver to Lender, for Lender’s review and approval, a complete Collateral Loan Document Package, in form and content acceptable to Lender in its sole opinion and judgment evidencing and otherwise pertaining to the Collateral Loan between Borrower and its Collateral Loan Obligor;
b.All terms and conditions of the Collateral Loan and all Collateral Loan Documents pertaining thereto shall comply with all requirements for Collateral Loans as provided in this Agreement;
c.Borrower’s security interest in all Underlying Collateral shall then, or thereafter concurrently with actual disbursement of Loan Proceeds to or for the account of a Collateral Loan Obligor, constitute a valid, enforceable, and duly perfected security interest in the Underlying Collateral in a first priority position (subject to the exception to the representations and warranty contained in Section 5.3.10), and all proceeds and products thereof;
d.No event or circumstance shall have occurred or be continuing which constitutes, or would upon the giving of notice or passage of time, constitute an Event of Default or failure of any condition under the Loan Documents;
e.Borrower shall deliver to Lender the Collateral Loan Document Package, including, without limitation, an executed Assignment of Mortgage, Allonge and all other items set forth in Schedule 1 attached hereto;
f.Borrower shall execute and deliver to Lender an Allonge and an Assignment of Mortgage (which shall be retained by Lender and not recorded unless an Event of Default occurs under this Agreement or any other Loan Document, or Lender otherwise decides to record the Assignment of Mortgage, in its sole discretion) for each Collateral Loan, and Lender’s security interest in all Loan Collateral and related rights of Borrower with respect to each Collateral Loan shall then, or thereafter concurrently with actual disbursement of Loan Proceeds to or for the account of Borrower, be a valid, enforceable and first priority perfected security interest in and to all such Loan Collateral, and all proceeds thereof;
g.Any title policy included within any Collateral Loan Document Package shall include such endorsement(s) as Lender deems necessary or appropriate, in its sole and absolute judgment, including, without limitation, mechanic’s lien coverage, insuring the validity, priority and enforceability of Borrower’s security interest in the Collateral Mortgage; and
h.All conditions to the funding of the portion of the Collateral Loan to be funded at the closing of such Collateral Loan shall have been satisfied in accordance with the provisions of the Collateral Loan Documents and either (i) the Collateral Loan shall be fully funded, or (ii) the Loan Proceeds shall be used to fund the Collateral Loan, to the extent required at such Collateral Loan’s closing.
4.6.2 Review of Collateral Loan Document Package; Approval of Eligible Receivables. Lender shall have a period of five (5) Business Days following submission by Borrower of a completed Collateral Loan Document Package for any Collateral Loan within which to review and approve, or not approve, Borrower’s request to approve such Collateral Loan as an Eligible Receivable. If, within such five (5) Business Day period, Lender has not notified Borrower in writing that such Collateral Loan is approved as an Eligible Receivable, then Lender shall be deemed to have not approved such Collateral Loan and such Collateral Loan shall not be an Eligible Receivable.
4.6.3 Withdrawal and Termination of Approval of Eligible Receivables. Notwithstanding any approval by Lender of any Collateral Loan as an Eligible Receivable, any such approval shall be deemed withdrawn and terminated if, at any time, any such Collateral Loan becomes an Ineligible Receivable; provided, however, if Lender approves a Collateral Loan as an Eligible Receivable after Borrower provides written notice to Lender of any matter that would render such Collateral Loan an Ineligible Receivable (“Notice of Ineligible Receivable”), such Eligible Receivable will not become an Ineligible Receivable as a consequence of any matter that was previously disclosed to Lender in the Notice of Ineligible Receivable and approval by Lender prior to making the associated Advance. For the avoidance of doubt, the Notice of Ineligible Receivable regarding any Collateral Loan shall specifically identify the line item in Schedule 2 attached hereto that would render such Collateral Loan an Ineligible Receivable, and such Collateral Loan shall not become an Eligible Receivable unless and until Lender responds to the Notice of Ineligible Receivable with its approval in writing. Upon an Eligible Receivable becoming an Ineligible Receivable, the applicable Collateral Loan shall automatically cease to be an Eligible Receivable and be removed from the Borrowing Base and, Borrower shall repay the Advances in such amount as may be required pursuant to Section 4.1.1(a). Notwithstanding the removal of any such Collateral Loan from the Borrowing Base, such Collateral Loan shall remain a “Collateral Loan” until, and unless, such Collateral Loan is released pursuant to Section 4.7, upon which Lender will reconvey its security interest in the associated Collateral Loan Documents for such Collateral Loan to Borrower.
4.6.4 Appraisals. The initial Appraisal of any underlying real property collateral securing any Borrower Loan (including, without limitation, any Appraisals of the underlying real property collateral securing the Borrower Loans comprising the Initial Loan Collateral) shall be provided by Borrower to Lender, at Borrower’s expense.
4.7 RELEASE OF COLLATERAL LOANS. Borrower may at any time and from time to time request that any Borrower Loan constituting a Collateral Loan be released as a

Collateral Loan, and the liens and security interests of Lender therein be released, and, that such Borrower Loan shall cease to be an Eligible Receivable, provided, that:
4.7.1 Borrower shall provide Lender a written request to remove such Borrower Loan as a Collateral Loan, which request shall specify the requested date for the removal of such Borrower Loan as a Collateral Loan;
4.7.2 Lender shall have received at least five (5) Business Days prior to the requested date of removal of such Borrower Loan as a Collateral Loan, a Borrowing Base Certificate presenting Borrower’s computation of the Borrowing Base as of the requested date of removal and after giving effect to the removal of such Borrower Loan as a Collateral Loan and an Eligible Receivable;
4.7.3 After giving effect to the removal of such Borrower Loan as a Collateral Loan and, such Collateral Loan ceasing to be an Eligible Receivable, the outstanding Advances shall not exceed the Borrowing Base (any payment by Borrower in connection therewith shall be without premium or penalty);
4.7.4 No event or circumstance which constitutes, or would upon the giving of notice or passage of time, constitute an Event of Default under this Agreement shall exist prior to or after giving effect to the removal of such Borrower Loan as a Collateral Loan; provided that the following events and circumstances shall not be taken into account for purposes of this subparagraph: (i) a non-material default, or (ii) an event or circumstance that would be cured upon such release of such Collateral Loan;
4.7.5 Lender shall have received a certificate signed by an authorized officer of Borrower certifying that, to the best of her or his knowledge, the conditions in subsections 4.7.1 through 4.7.4 of this Section 4.7 are satisfied;
4.7.6 Borrower shall have provided to Lender such documents, in form and substance reasonably satisfactory to Lender, as may be necessary to release Lender’s liens and security interests in the Collateral Loan Documents; and
4.7.7 Lender agrees that, if a Collateral Loan Obligor exercises its right to pay off in full a Collateral Loan, then Borrower shall be entitled to obtain the release of such Collateral Loan from Lender notwithstanding any restriction herein to the contrary, provided that (i) if no event or circumstance which constitutes, or upon the giving of notice or passage of time would constitute, an Event of Default under this Agreement will exist upon giving effect to the removal of such Borrower Loan as a Collateral Loan, then the Advance (or so much thereof as then remains outstanding) attributable to such Borrower Loan shall be paid to Lender, (ii) otherwise, the full amount of the payment made by the Collateral Loan Obligor to Borrower shall be paid to Lender, and (iii) in either event Lender shall have received from Borrower a certificate signed by an authorized officer of Borrower certifying as to (a) the Collateral Loan being repaid, (b) the amount of payment to be made by Borrower to Lender hereunder, and (c) whether to the best of the knowledge of the certifying officer any event or circumstance exists which constitutes, or upon the giving of notice or passage of time would constitute, an Event of Default under this Agreement will exist upon giving effect to the removal of such Borrower Loan as a Collateral Loan.
4.8 REPAYMENT. In addition to other provisions set forth herein, repayment of the Loan will be required as follows:
4.8.1 Interest and principal payments under the Loan shall be due and payable to Lender pursuant to the provisions of the Note.
4.8.2 Borrower hereby authorizes Lender, if and to the extent any payment of principal or interest or sum otherwise due hereunder is not timely made pursuant to the Note, and to the extent of any obligation of Borrower to Lender under this Agreement or any other agreement, to charge against any account of Borrower with Lender an amount equal to the principal and accrued interest from time to time due and payable to Lender under the Note or otherwise; provided, however, that the foregoing shall not limit in any way Borrower’s obligation to pay such amounts as and when due.
4.8.3 All payments hereunder or under the Note shall be made by Borrower without any offset or deduction for or on account of any present or future taxes, imposts or duties, of whatever nature, imposed or levied by or on behalf of any Governmental Agency. If at any time, whether by reason of any present or future Law or other requirement, Borrower shall be compelled by such Law or other requirement to deduct or withhold such taxes, imposts or duties (other than items in respect of income or other taxes of Lender), Borrower shall pay such additional amounts to Lender as may be necessary such that every net payment under this Agreement and the Note on which Borrower is obligated, after such deduction or withholding, will not be less than the amount required hereunder or thereunder.
4.8.4 Whenever any payment to be made under this Agreement and the Note shall be due on a day other than a Business Day of Lender, such payment may be made on the next succeeding Business Day, and such extension of time shall in such cases be included in the computation of payment of interest hereunder and under the Note.
4.9. DEPOSIT ACCOUNTS. Borrower hereby grants, assigns, pledges and hypothecates to Lender all of Borrower’s right, title and interest in and to all deposit accounts maintained by Borrower with Lender, as security for each and all of the obligations of Borrower to Lender under the Loan Documents, including without limitation, the Operating Account and any and all Compensating Balance Accounts.
4.10. NO AUTOMATIC SET-OFF. The existence of any sum or sums being on deposit with Lender shall in no way constitute a set off against or be deemed to compensate the obligations of the Loan or any payment or performance due under the Loan Documents or this Agreement, unless and until Lender, by affirmative action, shall so apply said accounts or any portion thereof, and then only to the extent thereof as so designated by Lender.
4.11 RELIANCE BY LENDER AND ACQUITTANCE. Lender may conclusively assume that the statements, facts, information, and representations contained herein and/or in any affidavits, orders, receipts, or other written instrument(s) that are filed with Lender or exhibited to it, are true and correct in all material respects, and Lender may rely thereon without any investigation or inquiry, and any payment made by Lender in reliance thereon shall be a complete release in its favor for all sums so paid.
4.12 EXTENSION OPTION. On or before February 10, 2023, provided no Event of Default (or event which, with the giving of notice or the passage of time, or both, would become an Event of Default) shall exist under any of the Loan Documents and Borrower is in full compliance with each term, condition and covenant contained in this Agreement and the other Loan Documents, Borrower may submit a written request to extend the Commitment Term for an additional twelve (12) month period. In the event Borrower requests an extension of the Commitment Term for an additional twelve (12) month period, Lender may, in its sole discretion, determine whether or not to grant such request and, if so, the terms and conditions for the granting of such request. Borrower shall execute such documents and instruments required by Lender if it grants such request, and shall reimburse Lender for any fees and costs incurred by Lender in the granting and documenting of any extension (if Borrower does not approve any such documents or instruments, then Borrower and Lender agree that the extension shall not be granted by Lender). In the event that Lender grants an extension of the Commitment Term for an additional twelve (12) month period, Borrower shall have the option, in its sole discretion, to request an additional extension of the Commitment Term prior to the end of that twelve (12) month period, subject to the provisions of this Section 4.12. Borrower understands that under no circumstances is Lender required to grant any extension of the Commitment Term if a request is made, and Borrower assumes the risk that no extension of the Commitment Term will be granted by Lender.
4.13 CONVERSION TO TERM LOAN. Upon expiration of the Commitment Term (“Conversion Date”), Borrower shall have the option of converting the Loan to a term loan in an amount not to exceed the then outstanding principal balance of the Loan as of the Conversion Date, and, in connection therewith, obtaining an extension of the Maturity Date to the two (2) year anniversary of the Conversion Date, provided, however, that such conversion of the Loan to a term loan and such extension of the Maturity Date shall be subject to the occurrence or satisfaction (or waiver by Lender in writing), as applicable, of each and all of the following conditions by no later than the Conversion Date:
4.13.1 As of the Conversion Date, no Event of Default (or event which, with the giving of notice or the passage of time, or both, would become an Event of Default) shall exist under any of the Loan Documents and Borrower shall be in full compliance with each term, condition and covenant contained in this Agreement and the other Loan Documents;
4.13.2 Borrower shall have provided Lender a written request for extension of the Maturity Date no later than thirty (30) days prior to the Conversion Date;
4.13.3 There shall have occurred no material adverse change in the financial conditions of Borrower or Guarantor from that which existed as of Loan Closing;

4.13.4 Borrower shall not be entitled to any new Advance of Loan Proceeds, and shall not request the same from and after the Conversion Date;
4.13.5 Borrower shall provide Lender with such additional assignments, agreements, promissory notes, security agreements, certificates, reports, approvals, instruments, documents, subordination agreements, financing statements, consents and opinions as Lender may reasonably request in connection with conversion of the Loan to a term loan;
4.13.6 Borrower shall pay to Lender, from Borrower’s own funds, all costs and expenses of Lender arising from or relating to the conversion of the Loan to a term loan, including, without limitation, Lender’s legal fees and expenses; and
4.13.7 Borrower shall have paid the Conversion Fee to Lender, from Borrower’s own funds, which Conversion Fee shall be deemed fully earned and non-refundable to Borrower upon receipt by Lender.
SECTION 5.
THE COLLATERAL LOANS

Borrower hereby assigns, pledges, transfers, hypothecates and sets over to Lender all of its right, title and interest in and to the Collateral Loans and Collateral Loan Documents, including, without limitation, the right to receive all payments, proceeds, and recoveries thereunder, collections and cash collateral of the Collateral Loan Documents, any casualty insurance or condemnation proceeds payable to Borrower thereunder, any and all policies of title insurance issued in connection with any Collateral Mortgage, and the proceeds and products of any of the foregoing, as collateral security for Borrower’s obligations under the Loan Documents. From and after the occurrence of an Event of Default and during the continuance thereof, Lender shall have the exclusive right to (a) receive and enforce the Collateral Loan Documents, (b) exercise the Borrower's decision-making authority as lender thereunder, and (c) collect all payments and recoveries thereon and all proceeds thereof, to be applied by Lender to payment of the Loan and all fees, costs, and expenses incurred by Lender in connection with the Loan. Lender’s rights hereunder shall include, from and after the occurrence of an Event of Default and only during the continuance thereof, the exclusive right to collect and receive all payments, proceeds, and recoveries under and with respect to the Collateral Loan Documents, including, without limitation, the exclusive right to enforce the provisions of the Collateral Loan Documents in any manner Lender shall determine to be necessary or appropriate, including, without limitation, by judicial action or nonjudicial proceedings, and to otherwise bill for and account to Borrower for any and all payments, proceeds, and recoveries thereon as herein provided. Notwithstanding the foregoing assignment, Borrower, alone, and not Lender, shall be obligated to fulfill all of the monetary and non-monetary obligations of the lender to Collateral Loan Obligor under the Collateral Note, Collateral Mortgage and additional Collateral Loan Documents.
Borrower shall fully and faithfully perform and satisfy all covenants and conditions of the Collateral Loan Documents, and Borrower shall, as of the closing of each Collateral Loan, take all steps necessary and appropriate in order to perfect Borrower’s security interest in and lien upon all Underlying Collateral and to perfect Lender’s security interest in and lien upon all Loan Collateral. Borrower shall not make any Collateral Loan to any Person other than a Collateral Loan Obligor without Lender’s prior written consent. Borrower shall service (or caused to be serviced) the Collateral Loans in accordance with this Agreement and all applicable Laws and, to the extent not expressly governed thereby, will, at a minimum, exercise the same degree of care as Borrower exercises with respect to the servicing and administration of loans held by Borrower for its own account.
Each Collateral Loan shall be identified by Lender with (i) the date and amount of each Collateral Note, (ii) the name of the Collateral Loan Obligor, (iii) the identification of the Collateral Mortgage, and (iv) the identification of the Collateral. Such records of Collateral Loans shall be maintained at Lender’s office, and the records of Lender shall, absent manifest error, be binding and conclusive upon Borrower.
5.1. COLLECTION. Borrower or Servicer shall use commercially reasonable efforts in accordance with the Servicing Standard to cause all Collateral Loan Obligors to make full and timely payment of all obligations due under the Collateral Loan Documents.
5.2. MONITORING COMPLIANCE; MODIFICATIONS. Borrower shall at all times, in accordance with the Servicing Standard, monitor and verify compliance by Collateral Loan Obligors with all obligations under the Collateral Loan Documents. Borrower shall service and administer (or caused to be serviced and administered by an Affiliate or by a third party Servicer under the Servicing Agreement) the Collateral Loans in accordance with servicing practices and procedures (including collection procedures) that are in all respects legal, proper and customary in the mortgage servicing industry in accordance with (a) the accepted mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the Collateral Loans in the jurisdiction where the real Property secured by the related Collateral Mortgage is located, (b) applicable law, (c) the terms of the related Collateral Loan Documents, and (d) the servicing practices that Borrower and its Affiliates customarily employ and exercise in servicing and administering mortgage loans of the same type as the Collateral Loans for their own account (to the extent not conflicting with clauses (a) through (c) above) (the foregoing standard, “Servicing Standard”) and shall have full power and authority, acting alone or through subservicers or agents, without the consent of Lender, to do or cause to be done any and all things in connection with such servicing and administration which Borrower may deem necessary or desirable and consistent with the terms of this Agreement, including without limitation making Minor Modifications to any Collateral Loan Documents. Borrower hereby authorizes Lender, in Lender’s sole discretion, to perform a collateral audit on any Collateral Loan at any time during the term of the Loan, utilizing an auditor acceptable to Lender, and the audit shall be at Borrower’s sole expense; provided, however, unless an Event of Default has occurred and is continuing, (i) any property or loan appraisals shall be at Lender’s expense, (ii) any audits conducted by Lender beyond one (1) such audit per calendar year shall be at Lender’s expense, (iii) the expense of any audit (without appraisals) for which Borrower is responsible hereunder shall not exceed $5,000.00, and (iv) the only expenses for which Borrower will be responsible hereunder are expenses to third parties reasonably incurred.

5.3. REPRESENTATIONS AND WARRANTIES REGARDING COLLATERAL LOANS. Borrower makes the following representations and warranties to Lender with respect to each Collateral Loan as of the date such Collateral Loan is pledged as Collateral, except to the extent of deviations expressly disclosed to Lender in a written document as part of the Collateral Loan Package which references the specific representations and warranties as to which a deviation is noted:
5.3.1 The Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple estate in real property securing the related Collateral Loan Note (subject to the exception to the representations and warranty contained in Section 5.3.10).
5.3.2 All buildings and improvements which were included for the purpose of determining the appraised value of the Underlying Collateral lie wholly within the boundaries and building restriction lines of the Underlying Collateral and no buildings or improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Underlying Collateral is in violation of any applicable zoning law, subdivision law, ordinance or regulation in any material respect.
5.3.3 The Collateral Loan is covered by an American Land Title Association or California Land Title Association mortgage title insurance policy, or such other generally acceptable form of policy or insurance pursuant to insurance policies, and the issuer thereof is qualified to do business in the jurisdiction where the Underlying Collateral is located, and which insures the holder of such Collateral Loan, its successors and assigns, as to the first priority lien of the mortgage (subject to the exception to the representations and warranty contained in Section 5.3.10) in the original principal amount of the Collateral Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the mortgage. Additionally, such title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Underlying Collateral or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading.
5.3.4 The Underlying Collateral (including all buildings and improvements thereon) are insured by an insurer acceptable to Lender (Lender will reasonably cooperate to accept or reject an insurer in a reasonably prompt manner), against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Underlying Collateral is located. If required by the Flood Disaster Protection Act of 1973 ("FDPA"), the Collateral Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration, in an amount not less than the amount required by the FDPA. Such flood policy was issued by a generally acceptable insurer. The Mortgage obligates the Collateral Loan Obligor thereunder to maintain all such insurance at the Collateral Loan Obligor's cost and expense, and upon the Collateral Loan Obligor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Collateral Loan Obligor's cost and expense and to seek reimbursement therefore from the related

Collateral Loan Obligor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect.
5.3.5 The Collateral Loan Note or Mortgage is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Collateral Loan Note or the Mortgage, or the exercise of any right thereunder, render either the Collateral Loan Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Collateral Loan Obligor in respect of the Collateral Loan was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Collateral Loan was originated.
5.3.6 The Collateral Loans were, and will have been, at all times serviced in accordance with the terms of the related Collateral Loan Note and in accordance with applicable Law. With respect to escrow deposits and escrow payments, all such payments are in the possession of, or under the control of, the Borrower or the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with applicable Law and the provisions of the related Collateral Loan Note and Mortgage. An escrow of funds is not prohibited by applicable Law and has been established in an amount sufficient to pay for every escrow item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due the Borrower have been capitalized under the Mortgage or the Collateral Loan Note.
5.3.7 There is no action, suit, proceeding or investigation pending, or, to the best of Borrower’s knowledge, threatened, that is related to the Collateral Loan and likely to affect materially and adversely such Collateral Loan.
5.3.8 The documents required to be delivered on or before the related Closing Date with respect to such Collateral Loan have been delivered to Lender. The Collateral Loan Document Package contains each of the documents and instruments specified to be included therein duly executed and in due and proper form, and each such document or instrument complies with federal and state regulatory requirements (if any) applicable to Borrower or the origination of the Collateral Loan by Borrower or an Affiliate.
5.3.9 The Collateral Loan Note, the related Mortgage and any intervening assignments of the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights and (ii) by general principles of equity. All parties to the Collateral Loan Note, the Mortgage and any intervening assignments had legal capacity to execute the Collateral Loan Note, the Mortgage and such assignments, and the Collateral Loan Note, Mortgage and such assignments have been duly and properly executed by such parties.

5.3.10 The related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Underlying Collateral, including all buildings on the Underlying Collateral, and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Collateral Loan Note's original principal balance. The Mortgage and the Collateral Loan Note do not contain any evidence of any security interest or other conflicting interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy and either (A) which are referred to or otherwise considered in the appraisal made in connection with the origination of the Collateral Loan, or (B) which do not adversely affect the appraised value of the Underlying Collateral as set forth in such appraisal and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Underlying Collateral. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Collateral Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein.
5.3.11 The Mortgage and the related Collateral Loan Note contain customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Underlying Collateral of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure, subject only to rights of redemption, seizure and other Laws that would not materially interfere with the ultimate realization of the benefits of the security.
5.3.12 The Mortgage contains the usual and enforceable provisions, to the extent not prohibited by applicable Law as of the date of such Mortgage, for the acceleration of the payment of the unpaid principal amount of the Collateral Loan in the event that the related Underlying Collateral is sold or transferred without the prior consent of the beneficiary of the Mortgage thereunder.
5.3.13 The terms of the Collateral Loan Note and the Mortgage have not been impaired, waived, altered or modified in any respect from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Lender, and which has been delivered to Lender. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required. No Collateral Loan Obligor in respect of the Collateral Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Collateral Loan Document Package delivered to Lender.

5.3.14 There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) materially and adversely affecting the Underlying Collateral which are, or may be, liens prior or equal to, or coordinate with, the lien of the related Mortgage, unless within 60 days after such liens are first noticed to Borrower (i) such liens or claims have been bonded over to the reasonable satisfaction of Lender, or (ii) in the event the State which the Underlying Collateral is located does not provide for the bonding of such liens or claims, a cash escrow or other deposit or arrangement in respect of such liens has been established to Lender’s reasonable satisfaction.
5.3.15 There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Collateral Loan Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Borrower nor any prior owner of such Collateral Loan has waived any default, breach, violation or event permitting acceleration. Neither the Borrower nor any such prior owner has waived the performance by any Collateral Loan Obligor of any action, if such party's failure to perform such action would cause the Collateral Loan to be in default. No foreclosure action is currently threatened or has been commenced with respect to any Underlying Collateral.
5.3.16 Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions in which such recordation is necessary to perfect the liens against each related Collateral Loan Obligor or are in the process of being recorded (except with respect to each MERS Collateral Loan, for which the related Assignment of Deed of Trust to MERS has been duly and properly recorded).
5.3.17 The Collateral Loan has been closed and the proceeds of the Collateral Loan have been fully disbursed (other than the portion of such Collateral Loan to be disbursed on a later date as part of a construction loan), there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing Collateral Loans and the recording of the Mortgage were paid, and each Collateral Loan Obligor is not entitled to any refund of any amounts paid or due under the Collateral Loan Note or Mortgage. All points and fees related to the Collateral Loan were disclosed in writing to each Collateral Loan Obligor in accordance with all applicable Laws.
5.3.18 No loan payment has been escrowed as part of the loan proceeds on behalf of the Collateral Loan Obligor, except for reserves funded by Borrower pursuant to the Collateral Loan Documents. No payments due and payable under the terms of the Collateral Loan Note and Mortgage, except for seller or builder concessions, have been paid by any person who was involved in, or benefited from, the sale or purchase of the Underlying Collateral or the origination, refinancing, sale, purchase or servicing of the Collateral Loan other than the Collateral Loan Obligor.

5.3.19 All taxes, governmental assessments, insurance premiums and water, sewer and municipal charges which previously became due and owing have been paid by each Collateral Loan Obligor, or an escrow of funds from such Collateral Loan Obligor has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.
5.3.20 All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Underlying Collateral and, with respect to the use and occupancy of the same, have been made or obtained from the appropriate authorities and the Underlying Collateral is lawfully occupied under applicable Law in all material respects.
5.3.21 In the event the Mortgage is a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated, is named in the Mortgage and currently so serves, and no fees or expenses are or will become payable by the holder thereof to the trustee under the deed of trust, except for customary trustee service fees in accordance with customary market practice.
5.3.22 No Collateral Loan is secured by a leasehold interest with a term of less than 30 years.
5.3.23 The Borrower or its trustee is the sole legal, beneficial and equitable owner and holder of the Collateral Loan and the indebtedness evidenced by the Collateral Loan Note. Each sale of the Collateral Loan from any prior owner thereof was in exchange for fair equivalent value, and the prior owner was solvent on the sale date of the Collateral Loan and had sufficient capital to pay and was able to pay its debts as they would generally mature. The applicable Borrower or its related trustee has good, and marketable title to and is the sole owner thereof has full right and authority to pledge and assign the Collateral Loan to the Lender free and clear of any encumbrance, equity, lien, pledge, charge, claim (including, but not limited to, any preference or fraudulent transfer claim) or security interest.
5.3.24 All parties which have had any interest in the Collateral Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Underlying Collateral is located, except to the extent that failure to be so licensed would not give rise to any material claim against the holder.
5.4. MAINTENANCE OF INSURANCE; SETTLEMENT. Borrower shall (a) cause the Collateral Loan Obligors to at all times insure the Underlying Collateral against loss or damage by fire and other risks as shall be required pursuant to the Collateral Loan Documents, with Borrower to be the loss payable beneficiary and/or additional insured or (b) force place such insurance if any Collateral Loan Obligor fails to so comply with the Collateral Loan Documents (except that earthquake and/or terrorism insurance, if required pursuant to the provisions of the Collateral Loan Documents, will only be required hereunder to the extent commercially reasonable and customarily obtained by other lenders in respect of similarly-situated properties). In the event of any damage or destruction of the Underlying Collateral, or any taking of all or a portion of the Underlying Collateral by power of eminent domain, Borrower shall take any and all action as may be necessary or appropriate to make a timely claim for proceeds or an award to which the holder of the Collateral Loan Documents is or may then be entitled; provided, however, that Borrower shall not settle or compromise the amount of any claim, settlement, payment, or award in an amount greater than ten percent (10%) of the outstanding principal balance of the Collateral Loan, but not to exceed $1,000,000.00, without the prior written approval of Lender, which approval by Lender shall not be unreasonably withheld or delayed, and the amount of such settlement or award shall be released to pay for restoration of the Underlying Collateral if so required pursuant to the provisions of the Collateral Loan Documents and otherwise paid first to Lender to be applied to repay the Advances made by Lender with respect to the Underlying Collateral which is the subject of such claim.
5.5. MANAGEMENT OF PROPERTY. If Borrower acquires title to the Underlying Collateral, Borrower (i) shall take all commercially reasonable steps necessary to cause the Underlying Collateral to be properly managed, maintained, repaired, and adequately insured, (ii) to the extent provided by Law, shall cause all rents and other income and proceeds and other rights generated from the Underlying Collateral and any insurance proceeds to be properly collected and applied for the account and benefit of Borrower and/or Lender according to their respective interests in the Underlying Collateral, and (iii) maintain insurance on the Underlying Collateral consistent with Section 5.4. Additionally in such circumstance, Lender shall obtain, at Borrower’s expense, an updated Appraisal for such Underlying Collateral and Borrower shall have paid to Lender, in addition to any other fees required under this Agreement or any of the other Loan Documents, an appraisal review fee of approximately $1,000.00, which actual amount is to be determined by Lender in its reasonable discretion, for review of such updated Appraisal.
5.6. REPORTING. Should Borrower at any time become aware of the occurrence of any loss, damage, destruction, waste, presence or release of any hazardous substance, or nuisance upon or from the Underlying Collateral, Borrower shall promptly report in writing to Lender Borrower’s findings and such other information related to such occurrence as Lender may reasonably request.
5.7. MAINTENANCE OF SECURITY INTEREST. Borrower shall perfect, and maintain the perfected status and priority, of all security for the Collateral Loans, including, but not limited to, all security interests in personal property and real property security. Without limiting the generality of the foregoing, Borrower shall cause to be filed at all appropriate locations all such financing statements as shall be required or permitted pursuant to the Collateral Loan Documents, and all continuation statements extending the financing statements.
5.8. REPORTING AND REMITTANCE. Within thirty (30) days following the end of each calendar month, Borrower shall prepare and deliver to Lender a written report of the status of each Collateral Loan as of the end of such calendar month, which report shall include the following and all other information regarding each Collateral Loan as Lender may request from time to time: (a) the name and address of the Collateral Loan Obligors, and the loan number; (b) the principal amount of all advances, and all accrued and unpaid interest, on each Collateral Loan, and the date last paid and next due date; and (c) the existence of any breach or default by Collateral Loan Obligors under the Collateral Loan Documents and, if so, any actions taken by Borrower to enforce the Collateral Loan Documents.
5.9. DEFAULT BY COLLATERAL LOAN OBLIGORS; THIRD PARTY CLAIMS
5.9.1 In the event of any breach or default by any Collateral Loan Obligor in the payment or performance of any obligations under the Collateral Loan Documents, then, so long as no Event of Default shall have then occurred and be continuing, Borrower shall, in accordance with the Servicing Standard, exercise and enforce any and all rights and remedies available to Borrower under the Collateral Loan Documents and by operation of law in order to collect all indebtedness thereunder and, if consistent with the Servicing Standard, to realize upon and liquidate all Underlying Collateral in payment thereof, including, without limitation, by commencing and pursuing to completion foreclosure, whether judicial or nonjudicial, of all liens and security interests encumbering the Underlying Collateral (subject to Borrower’s actions, if consistent with the Servicing Standard, including without limitation, the making of Minor Modifications). Borrower shall also timely file and pursue any and all claims which the holder of the Collateral Loan Documents shall be entitled to assert against third parties as may be necessary or appropriate in order to prevent losses to the Underlying Collateral or to the Loan Collateral, including, without limitation, all claims against any title insurance company with respect to any policy of title insurance issued in connection with a Collateral Loan. All actions taken by Borrower in the exercise and enforcement of the Collateral Loan Documents shall be undertaken and carried out by Borrower at its sole expense and risk (subject to required reimbursement by the underlying Collateral Loan Obligor), and in full compliance with applicable Law and in a commercially reasonable manner. Notwithstanding the foregoing, Borrower may make Minor Modifications consistent with the Servicing Standard without Lender’s consent, and such will not violate the provisions of this Section. Borrower hereby indemnifies and shall defend and hold harmless Lender from and against any and all claims, liabilities, losses, actions, suits, proceedings, damages, and expense of whatever kind or description in connection with any and all actions taken by Borrower and its agents and attorneys in the exercise and enforcement of Borrower’s rights, remedies, and obligations under this Agreement or as a result of any failure by Borrower to perform its obligations hereunder, including, without limitation, all related expenses and reasonable attorneys’ fees incurred by Lender as a result thereof. Any and all payments, proceeds, and recoveries received and/or recovered by Borrower with respect to any and all such claims, actions and proceedings shall be paid first to Lender to the extent of the unpaid principal balance of any Collateral Loan Note which is the subject of any such matter; provided, however, Borrower shall not settle or compromise the amount of any claim, settlement, payment, or award without the prior written approval of Lender, which approval Lender will not unreasonably withhold.
5.9.2 Notwithstanding anything herein to the contrary, in the event that any Collateral Loan that is an Eligible Receivable becomes an Ineligible Receivable, then (i) Lender’s approval of such Collateral Loan as an Eligible Receivable shall automatically terminate, (ii) such Collateral Loan shall automatically cease to be an Eligible Receivable and shall be removed from the Borrowing Base, and (iii) Borrower shall make such repayment of the Loan as may be required pursuant to Sections 4.1.1.(a) or 4.6.3.
5.9.3 Nothing herein contained shall be construed as a waiver by Lender of any obligation or duty of Borrower hereunder or under any other Loan Documents, including, without limitation, Borrower’s duty to enforce all Collateral Loan Documents in accordance with the Servicing Standard.
5.10. CONTINUOUS AND REPLACEMENT SECURITY. In the event Borrower commences a judicial or nonjudicial foreclosure action or proceeding against a Collateral Loan Obligor pursuant to the provisions of Section 5.8 above, and intends to proceed to sell or otherwise dispose, or to cause a sale or other disposition to be made, of any Underlying Collateral pursuant to any such action or proceedings in liquidation of the indebtedness under a Collateral Loan, then Borrower shall sell or cause a sale of the Underlying Collateral in accordance with applicable Law and standards of commercial reasonableness. If Borrower acquires title to the Underlying Collateral in such a sale or through the acceptance of a deed in lieu (“DIL Transaction”), then Lender’s security interest under the Loan Documents shall attach to, and continue in, all such property purchased by Borrower, and all such Underlying Collateral purchased by Borrower shall automatically become and be deemed to constitute Collateral for any and all unpaid indebtedness and other obligations owing by Borrower to Lender hereunder or under the other Loan Documents, having a first lien priority and subject to the provisions of this Agreement. Notwithstanding any provision to the contrary herein contained, and without limiting the validity and effectiveness of the foregoing provisions, Borrower shall notify Lender of each such proposed sale or DIL Transaction concerning Underlying Collateral in writing at least ten (10) Business Days prior to the scheduled date of sale or DIL Transaction, and shall execute and deliver to Lender prior to such sale all such security instruments, in recordable form, as Lender shall reasonably require in order to create, continue, and perfect Lender’s lien upon and security interest in such Underlying Collateral, to be effective and perfected as of the time Borrower acquires title thereto as herein provided, including, without limitation, a deed of trust and assignment of rents (or mortgage, as applicable) in form and content reasonably required by Lender, encumbering any and all interests in real property which may then be the subject of such sale or DIL Transaction (“Lender Deed of Trust”). Lender may, in its sole discretion, cause such security agreements, financing statements or Lender Deeds of Trust to be duly filed or recorded prior to, concurrently with, or subsequent to, the completion of such sale or DIL Transaction and, in the case of any sale or DIL Transaction concerning Underlying Collateral constituting interests in real property, may condition such sale or DIL Transaction and acquisition by Borrower upon the issuance of a title insurance policy to Lender, as the sole insured with respect to each Lender Deed of Trust, following Borrower’s acquisition of title to said property and at Borrower’s sole expense, in the amount of the then unpaid principal balance of the Note secured thereby and in form and content otherwise substantially identical to the title insurance policy issued to Borrower in connection with the original Collateral Loan, as updated.
5.11. INSURANCE. Borrower shall obtain and at all times maintain hazard and liability insurance with respect to any and all tangible Loan Collateral which may have been repossessed or otherwise acquired by Borrower in the exercise and enforcement of its rights under the Collateral Loan Documents, in amounts reasonably necessary to protect the interests of Borrower and Lender, as their interests may appear, and issued by companies acceptable to Lender in its sole discretion. Upon Lender’s request, a certificate of insurance acceptable to Lender shall be delivered to Lender together with evidence of payment of premium thereon and an agreement to give Lender at least thirty (30) Business Days’ prior notice of any material changes, termination, or expiration of the policies.
5.12. RIGHT OF ENTRY. Lender and Lender’s employees or agents shall have the right at all times to enter upon any and all real property collateral repossessed or acquired by foreclosure or deed in lieu of foreclosure for whatever purpose Lender deems appropriate, including, without limitation, inspection of the premises and the posting of such notices and other written or printed material thereon as Lender may deem appropriate or desirable.
5.13. ENFORCEMENT UPON EVENT OF DEFAULT. Unless and until all obligations to Lender have been fully and finally satisfied and discharged (other than contingent indemnification obligations for which no claims have been asserted at the time the Loan is paid in full and the commitment of Lender to make any further Advances has been terminated (herein referred to as “Surviving Indemnity Requirements”)), upon the occurrence of an Event of Default and only during the continuance thereof, Lender shall have the sole right to receive any and all payments, proceeds and recoveries under or in connection with the Collateral Loan, and Lender shall have the right to notify Collateral Loan Obligor to make all payments under the Loan to Lender. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, so long as there exists no uncured Event of Default, Borrower shall have the sole and exclusive right to bill and collect all payments due under and pursuant to all Collateral Loans and otherwise to communicate in any manner or for any purpose with any Collateral Loan Obligor or guarantors under the Collateral Loans. Borrower shall observe reasonable loan servicing practices with respect to collection of such obligations in the ordinary course of its business. Borrower shall at all times diligently monitor and verify compliance by the Collateral Loan Obligor with all obligations under the Collateral Loan in accordance with reasonable loan servicing policies, practices, and procedures.
5.13.1 Lender shall have the right to take any and all other actions as Lender reasonably determines to be necessary or appropriate in order to establish and perfect its rights and interests in and to the Collateral Loan Documents and in all payments, proceeds, and recoveries thereon; provided, however, notwithstanding the foregoing or any other provision of this Agreement or applicable law to the contrary, no assignments of Collateral Deeds of Trust delivered by Borrower hereunder shall be recorded in the Official Records of any county unless and until there occurs an Event of Default that has not already been cured prior to such recordation.
5.13.2 In addition to any other power of attorney provided in the Loan Documents, Borrower hereby appoints Lender as Borrower’s attorney in fact, with full power of substitution, to endorse and otherwise negotiate payment in any form made by Collateral Loan Obligor under the Collateral Loan to or for the account of Lender, subject to the provisions of this Agreement; provided, however, Lender shall only be entitled to exercise the appointment from and after an Event of Default and during the continuance thereof. Collateral Loan Obligor may conclusively rely upon all instructions, notices, requests for payment, and receipts given by Lender in connection with collection of the Collateral Loan.
In addition to any other indemnity herein provided, Borrower hereby indemnifies and holds harmless Lender from and against any and all losses, damages, claims, costs, and expenses, including reasonable attorneys’ fees and related costs, suffered or incurred by Lender (except if such arises as a result of Lender’s gross negligence or willful misconduct) as a result of any action or proceeding taken by Lender in the collection and enforcement of the provisions of the Collateral Loan Documents as provided in the Loan Documents.
SECTION 6.
BORROWER’S COVENANTS

In addition to anything else herein stated:
6.1. LENDER MAY EXAMINE BOOKS AND RECORDS. Lender shall have the right, at any time, acting by and through its employees or agents, reasonably to examine the books, records, and accounting data of Borrower, and to make extracts therefrom or copies thereof; provided, however (except to the extent specified in Section 5.2), unless an Event of Default has occurred and is continuing, any such examinations conducted by Lender shall be at Lender’s expense. Borrower shall promptly (but in no event later than two (2) Business Days after the request) make such books, records, and accounting data available to Lender, as stated above, upon written request, and upon like request shall promptly advise Lender, in writing, of the location of such books, records, and accounting data. Borrower shall at all times permit Lender to review, audit and examine all such books and records, either directly or through one or more auditors designated by Lender, including independent contractors, , provided that such audit shall be at Lender’s expense except to the extent specified in Section 5.2.
6.2. PAYMENT OF TAXES AND OTHER DEBT. Borrower shall pay, or cause to be paid, and discharge, or cause to be discharged, (a) before delinquency all taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any property belonging to it (including, without limitation, the Collateral); (b) when due all lawful claims (including, without limitation, claims for labor, materials, and supplies), which, if unpaid, might become a lien, charge or encumbrance upon any of its assets or property (including, without limitation, the Collateral); and (c) all its other obligations and indebtedness when due; provided, however, that Borrower may contest any of the foregoing in good faith and by appropriate proceedings diligently prosecuted by Borrower as long as Borrower has adequate reserves to pay any adverse determination or has otherwise provided Lender evidence of a surety or bond to pay any adverse determination.
6.3. COMPLY WITH APPLICABLE LAWS. Borrower shall comply with all applicable Laws, including without limitation, all health and environmental Laws, and all other directions, orders and notices of violations issued by any Governmental Agency relating to or affecting Borrower or the Collateral. Further, Borrower shall indemnify and hold Lender harmless from the failure by Borrower to comply with such Laws to the full extent provided for herein.
6.4. PRESERVE EXISTENCE. Borrower shall do all things necessary to preserve and keep in full force and effect Borrower’s organizational status, will not change its name, and will comply with all Laws, orders and decrees of any Governmental Agency or court applicable to Borrower or to the Loan Collateral and/or the Underlying Collateral.
6.5. REPORTING REQUIREMENTS. So long as Borrower shall have any obligation to Lender under this Agreement and/or the Loan Documents, Borrower shall prepare, or cause to be prepared, and deliver, or cause to be delivered, Financial Statements and reports set forth on Schedule 6.5.
6.6. DISTRIBUTIONS. Borrower shall not make, declare or permit any distribution to any officer, member, manager, partner or other direct or indirect beneficial owner of Borrower at any time that an Event of Default (or an event that with the giving of notice or passage of time, or both, would constitute an Event of Default) has occurred and is continuing or if any such distribution would cause or contribute to an Event of Default (or an event that with the giving of notice or passage of time, or both, would constitute an Event of Default), except to the extent required to permit Guarantor to comply with the legal requirements applicable to its status as a REIT.
6.67. TERRORISM AND ANTI-MONEY LAUNDERING. Borrower warrants and agrees as follows:
6.7.1 As of the date hereof and throughout the term of the Loan: (i) Borrower; (ii) any Person controlled by Borrower; (iii) any Person for whom Borrower is acting as agent or nominee in connection with this transaction, is not an OFAC Prohibited Person.
6.7.2 To comply with applicable U.S. Anti-Money Laundering Laws and regulations, all payments by Borrower to Lender or from Lender to Borrower will only be made in Borrower’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank “ within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.
6.7.3 To provide Lender at any time and from time to time during the term of the Loan with such information as Lender determines to be necessary or appropriate to comply with the Anti-Money Laundering Laws and regulations of any applicable jurisdiction, or to respond to requests for information concerning the identity of Borrower, or any Person controlled by Borrower, from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

6.7.4 The representations and warranties set forth in this Section 6.7 shall be deemed repeated and reaffirmed by Borrower as of each date that Lender makes an Advance to Borrower and each date that Borrower makes a payment to Lender under the Note, this Agreement and the other Loan Documents or receives any payment from Lender. Borrower agrees promptly to notify Lender in writing should Borrower become aware of any change in the information set forth in these representations.
6.8. CHANGE OF MANAGEMENT; CHANGE OF OWNERSHIP OF GENERAL PARTNER.
6.8.1 There shall be no change in the management of Borrower; provided, however, if Borrower continues to be managed by Terra Capital Partner, LLC, a Delaware limited liability company, or any other Affiliate of Guarantor, no change of management will be deemed to have occurred.
6.8.2 Borrower shall continue to be wholly owned, directly or indirectly, by Guarantor.
6.9. COOPERATION. Borrower shall take any and all action reasonably requested by Lender to carry out the intent of this Agreement.
6.10. SITE VISITS, OBSERVATIONS AND TESTING. Subject to the terms of the Collateral Loan Documents, Lender and its agents and representatives will have the right at any reasonable time, after giving reasonable notice to Borrower, to enter and visit any locations where the Collateral or Underlying Collateral is located for the purposes of observing the Collateral or Underlying Collateral, provided, however, unless an Event of Default has occurred and is continuing, any such visitations conducted by Lender shall be at Lender’s expense except to the extent otherwise specified in Section 5.2. Lender will make reasonable efforts during any site visit, observation or testing conducted pursuant to this Section to avoid interfering with Borrower’s use of the Collateral. Lender is under no duty to observe the Collateral or Underlying Collateral or to conduct tests, and any such acts by Lender will be solely for the purposes of protecting Lender’s security and preserving Lender’s rights under this Agreement. No site visit, observation or testing, or any report or findings made as a result thereof, will (a) result in a waiver of any default of Borrower; (b) impose any liability on Lender; or (c) be a representation or warranty of any kind regarding the Collateral or Underlying Collateral (including its condition or value or compliance with any Laws) or any environmental report (including its accuracy or completeness).
6.11. NO TRANSFER OR FURTHER ENCUMBRANCE. Borrower shall not, without the prior written consent of Lender:
6.11.1 Create, incur, assume, permit or suffer to exist, any mortgage, deed of trust, pledge, lien, hypothecation, charge (fixed or floating), security interest or other encumbrance whatsoever on any Assets of Borrower, including, without limitation, the Collateral Loans or any interest therein, except as permitted pursuant to this Agreement; provided, however, the foregoing shall not apply to taxes, assessments or governmental charges or levies on property of Borrower, or in respect of a judgment or award against Borrower, if (i) such taxes, assessments or governmental charges are not delinquent at the time or thereafter can be paid without penalty, (ii) if Borrower shall have set aside adequate reserves therefor as determined or approved by its certified independent accounting firm, or (iii) if in the case of a judgments or award, execution on the same shall have been effectively stayed pending appeal or review or insured or bonded to the extent of Borrower’s liability in respect thereof, and in the case of all of the foregoing, the same are being contested in good faith and by appropriate proceedings.
6.11.2 Transfer the Collateral, or any interest therein, except as expressly permitted under the Agreement; or
6.11.3 Change the use of the Collateral.
6.12. NAME, FISCAL YEAR AND ACCOUNTING METHOD. Borrower will not change its name, fiscal year, or method of accounting. Borrower will not directly or indirectly engage in any business other than the business in which Borrower is engaged on the date of this Agreement, discontinue any existing lines of business that are material to the business or operations of Borrower, or substantially alter its method of doing business.
6.13. LOANS. Borrower will not directly or indirectly (a) make any loan or advance to any other Person other than advances made in the ordinary course of Borrower’s business; (b) purchase or otherwise acquire any capital stock or any securities of any other Person, any limited liability company interest or partnership interest in any other Person, or any warrants or other options or rights to acquire any capital stock or securities of any other Person or any limited liability company interest or partnership interest in any other Person; (c) make any capital contribution to any other Person; (d) otherwise invest in or acquire any interest in any other Person or establish any subsidiaries, (e) guarantee or otherwise become obligated in respect of any indebtedness of any other Person, or (f) subordinate any claim against or obligation of any other Person to Borrower to any other indebtedness of such Person.
6.14. INDEBTEDNESS. Except as approved, in writing, by Lender, Borrower shall not assume, create, incur, or permit to exist any obligations or indebtedness in favor of any Person except trade obligations and normal accruals in the ordinary course of business not yet due and payable and intercompany debt subordinated to the Loan (and upon request of Lender, such intercompany debt shall be subordinated to the Loan pursuant to a written subordination agreement in form and content reasonably satisfactory to Lender). Except under the Collateral Loan Documents or the Loan Documents, or as otherwise approved, in writing, by Lender, Borrower shall not assume, create, incur, or permit to exist any contingent liabilities, including, without limitation, contingent reimbursement obligations under letters of credit.
6.15. TRANSACTIONS WITH AFFILIATES. Borrower will not enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its Affiliates, including, without limitation, any management contract, unless such transaction is on terms that are no less favorable to Borrower than those that could have been obtained in a comparable transaction on an arms’ length basis from a Person that is not an Affiliate.

6.16. OPERATING ACCOUNT.
6.16.1 At all times during the term of the Loan, (i) the Operating Account shall be maintained by Borrower with Lender, (ii) Borrower shall use the Operating Account as the only operating account(s) of Borrower, and (iii) no operating accounts of Borrower shall be maintained with any Person other than Lender.
6.16.2 At all times during the term of the Loan, Borrower shall (i) deposit into the Operating Account, on a monthly or more frequent basis, any and all Net Operating Income of Borrower, and (ii) pay from the Operating Account any and all Operating Expenses of Borrower
6.16.3 In addition to being Borrower’s depository account(s) for any and all Net Operating Income of Borrower, the funds on deposit in the Operating Account shall be utilized, on a monthly basis, to pay any and all principal and/or interest payments due under the Note. Accordingly, Borrower hereby authorizes Lender on a monthly basis to disburse from the Operating Account the amount of principal and/or interest due under the Note, without further authorization on the part of Borrower. Such disbursements by Lender may be made by such means (including, without limitation, by automatic debit) as shall be satisfactory to Lender, in its sole and absolute discretion. Notwithstanding the existence of the Operating Account, Borrower shall be responsible to pay interest and principal due under the terms of the Note from sources other than the Operating Account if necessary to comply with Section 6.16.4, regardless of whether the Operating Account has been disbursed in its entirety or an Event of Default has occurred.
6.16.4 Unless and until there occurs an Event of Default, the funds in the Operating Account shall be accessible to Borrower, and Borrower shall have the right to withdraw any and all sums on deposit in the Operating Account; provided, however, that there must remain on deposit in the Operating Account a sum sufficient to pay the installments of principal and/or interest due under the Note on the Payment Date immediately following the date of Borrower’s intended withdraw or utilization of funds in the Operating Account. Notwithstanding the foregoing or anything to the contrary stated in this Agreement or in any of the other Loan Documents, upon the occurrence and during the continuance of any Event of Default, any and all rights of Borrower to withdraw or otherwise utilize any or all of the funds in the Operating Account shall terminate without notice to Borrower, and, thereafter (for so long as such Event of Default continues), Borrower shall have no right to withdraw or otherwise utilize funds from the Operating Account or to reduce the balance in the Operating Account in any manner or for any purpose.
6.16.5 Upon the occurrence and during the continuance of any Event of Default, Lender may continue to withdraw funds from the Operating Account to pay any amounts of principal and/or interest due and unpaid under the Note, in Lender’s sole and absolute opinion and judgment, without further authorization on the part of Borrower.
6.16.6 If, with respect to the Operating Account, an automatic debit is entered to pay amounts of principal and/or interest due under the terms of the Note, but there are insufficient funds in the Operating Account to pay such amounts of principal and/or interest in full on the date such debit is entered, then Lender may, in its sole and absolute discretion, reverse such debit.
6.16.7 Borrower acknowledges that Lender has made no representation or warranty concerning the adequacy or sufficiency of the funds that may, at any time, be maintained in the Operating Account for payment of interest and/or principal on the Loan or any portion thereof.
6.17. ENVIRONMENTAL INDEMNITY. Borrower does and shall at all times indemnify and hold harmless Lender against and from any and all claims, liability, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, of every and any nature whatsoever suffered or incurred by Lender in connection with the discharge of hazardous materials or hazardous waste, the presence of any hazardous materials or hazardous waste, or any violation of applicable Laws concerning hazardous materials or hazardous waste regarding or concerning any underlying real property serving as security for any Collateral Loan.
6.18. FINANCIAL COVENANTS. Borrower shall at all times remain in compliance with the financial and performance-related covenants set forth on Schedule 6.18, as calculated based on information and documentation actually provided to Lender by Borrower. Although Lender will formally measure compliance with each covenant at the intervals stated on Schedule 6.18, Borrower must remain in compliance with such covenants at all times they are applicable, and Lender reserves the right to declare a default under any such covenant at any time based on information otherwise available to Lender.
6.19. NO OTHER BUSINESS. Borrower shall not, directly or indirectly, engage in any business other than as permitted to be performed under this Agreement.
6.20. NO OTHER ASSETS. Borrower shall not own any property other than Borrower Loans.
SECTION 7.
EVENTS OF DEFAULT

There shall be an “Event of Default” under this Agreement if:
7.1. DEFAULT UNDER LOAN DOCUMENTS. Borrower shall fail to pay any principal or interest, as applicable, when due under the terms of the Note (provided, however, in the case of interest, prior to the due date, Lender shall have either provided Borrower access to the information necessary for it to determine the amount of interest required to be paid on the due date or the actual amount of interest required to be paid on the due date); or Borrower shall fail to pay any other amount owing under this Agreement or any of the other Loan Documents within ten (10) Business Days after notice from Lender as to such default; or Borrower shall fail to perform or observe any other term, covenant, or agreement contained in this Agreement or in any of the other Loan Documents, which failure shall continue for a period of thirty (30) days from the date Lender provides written notice of such failure to Borrower (provided, that if the nature of the failure is such that an additional period is reasonably needed to effect such cure, such longer cure period shall be permitted, not to exceed sixty (60) days from the date of Lender’s notice to Borrower).
7.2. BREACH OF WARRANTY. Any warranties or representations made or agreed to be made in this Agreement or in any of the other Loan Documents are breached in any material respect or shall prove to be false or misleading in any material respect when made, unless, as to any such breach that is not intentionally false or misleading, Borrower cures such breach within thirty (30) days after notice from Lender.
7.3. LITIGATION AGAINST BORROWER. Any suit is filed against Borrower, which has a reasonable likelihood of an adverse determination and which, if adversely determined, is reasonably likely to substantially impair the ability of Borrower to perform any or all of its material obligations under and by virtue of this Agreement or any of the other Loan Documents.
7.4. ACCELERATION OR MATURITY OF OTHER DEBTS. Borrower does, or omits to do, any act, or any event occurs, as a result of which any material payment obligation of Borrower, including, but not limited to, the occurrence of any breach or default by Borrower under the terms of any other agreement between Lender and Borrower, whether or not arising hereunder and/or relating to Borrower’s ability to perform hereunder, may be declared immediately due and payable by the holder thereof prior to its stated maturity or has otherwise been declared due and payable at its stated maturity date; provided, that this Section will not apply unless (i) the beneficiary of such payment obligation accelerates such obligation prior to its stated maturity as a consequence thereof, and (ii) the principal amount of such obligation exceeds $500,000.00.
7.5. BANKRUPTCY. Borrower fails to pay its debts as they become due, or makes an assignment for the benefit of its creditors, or admits, in writing, its inability to pay its debts as they become due, or files a petition under any chapter of the Federal Bankruptcy Code or any similar law, now or hereafter existing, or becomes “insolvent” as that term is generally defined under the Federal Bankruptcy Code, or shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or fails to obtain a dismissal of such case within sixty (60) calendar days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or has a custodian, trustee, or receiver appointed for, or has any court take jurisdiction of, its properties, or any part thereof, in any voluntary or involuntary proceeding, including those for the purpose of reorganization, arrangement, dissolution, or liquidation, and such custodian, trustee, or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated, or stayed within sixty (60) days after the appointment.
7.6. BORROWER STATUS. Borrower is liquidated, dissolved, or fails to maintain its status as a going concern.

7.7. EXECUTION LEVY. Execution by a creditor of Borrower or Guarantor is levied against any of the Loan Collateral or any lien creditor of Borrower or Guarantor shall commence suit to enforce a judgment lien against the Loan Collateral, and such action or suit shall not have been bonded or shall continue unstayed for a period of sixty (60) days or more.
7.8. ATTACHMENT. Any proceeding is brought to make any part of the Lender’s commitment to make the Advances subject or liable to attachment or levy by any creditor of Borrower and such proceeding shall not have been bonded or shall continue unstayed for a period of sixty (60) days or more.
7.9. [Reserved.]
7.10. JUDGMENTS. A judgment or judgments for the payment of money in excess of $500,000.00, in the aggregate shall be rendered against Borrower or Guarantor by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof, and Borrower shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal, unless Borrower provides Lender with evidence reasonably satisfactory to Lender that adequate funds have been reserved or set aside for the payment thereof.
7.11. MISREPRESENTATION AND/OR NON-DISCLOSURE. Borrower has made certain statements and disclosures in order to induce Lender to make the Loan and enter into this Agreement, and, if Borrower has made material misrepresentations or failed to disclose any material fact, Lender may treat such misrepresentation or omission as a breach of this Agreement, provided that Borrower will have thirty (30) days to cure such breach after notice from Lender, unless such misrepresentation or omission was intentionally false or misleading.
7.12. [Reserved.]
7.13. LOANS. Other than Borrower Loans, Borrower directly or indirectly makes a loan or advance to any other Person, including, without limitation, officers, shareholders, employees, Affiliates and subsidiaries of Borrower.
7.14. CROSS DEFAULT; OTHER OBLIGATIONS. Borrower or Guarantor commits a breach or default in the payment or performance of any other obligation of Borrower or Guarantor, or breaches any warranty or representation of Borrower or Guarantor, in each case under the provisions of any other instrument, agreement, guaranty, or document evidencing, supporting, or securing any other loan or credit extended by Lender, or by any Affiliate of Lender, to Borrower, Guarantor, or to any Affiliate of Borrower or Guarantor, including, but not limited to, any and all term loans, revolving credits, or lines of credit extended from time to time to Borrower or Guarantor (or any Person signing this Agreement on behalf of Borrower), or any other Person with which Borrower or Guarantor is affiliated; provided, that this Section will not apply unless (i) Lender or such Affiliate of Lender accelerates such loan or credit prior to its stated maturity as a consequence thereof, and (ii) the principal amount of such loan or credit exceeds $500,000.00.
7.15. GUARANTOR. Guarantor revokes or attempts to revoke the Guaranty, or an Event of Default occurs under (and as defined in) the Guaranty.
SECTION 8.
REMEDIES

Upon and during the continuance of an Event of Default Lender shall have the following remedies:
        8.1    CEASE PAYMENT AND/OR ACCELERATE. Upon, or at any time after, the occurrence of an Event of Default, Lender shall have no obligation to make any further Advances, all sums disbursed or advanced by Lender and all accrued and unpaid interest thereon shall, at the option of Lender, become immediately due and payable, and Lender shall be released from any and all obligations to advance funds to Borrower under the terms of this Agreement.
        8.2    COLLATERAL. Upon, or at any time after, the occurrence and during the continuance of an Event of Default, Lender may, at its option, without notice to Borrower or any Affiliate of Borrower or without regard to the adequacy of the Collateral for the payment of the Loan, appoint one or more receivers of the Collateral, and Borrower hereby irrevocably consents to such appointment, with such receivers having all the usual powers and duties of receivers in similar cases, including the full power to maintain, sell, dispose and otherwise operate the Collateral upon such terms that may be approved by a court of competent jurisdiction.
        8.3     ENFORCEMENT OF RIGHTS. Upon, or at any time after, the occurrence and during the continuance of an Event of Default, Lender may enforce any and all rights and remedies under the Loan Documents, and all other documents delivered in connection therewith and against any or all Collateral and may pursue all rights and remedies available at Law or in equity. In addition to all the rights and remedies of a secured party under the UCC, Lender shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other person (all and each of which demand, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed immediately to collect, redeem, receive, appropriate, sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more lots at public or private sale or sales at Lender’s offices or elsewhere at such prices and on such terms as Lender may reasonably determine. The foregoing disposition(s) must be for cash or on credit or for future delivery without assumption of any credit risk by Lender, with Lender having the right to purchase all or any part of said Collateral so sold at any such sale or sales, public or private, free of any right or equity of redemption in Borrower, which right or equity is hereby expressly waived or released by Borrower. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, after deducting all costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all Collateral or in any way relating to the rights of Lender hereunder (including, without limitation, reasonable attorneys’ fees and legal expenses, including, without limitation, a reasonable estimate of the allocated cost of Lender’s in house counsel and legal staff) shall be applied first to the satisfaction of the Obligations (in such order as Lender may elect and whether or not due) and then to the payment of any amounts required by applicable law, including Section 9610 of the UCC. Borrower shall be liable to Lender for the payment on demand of all such costs and expenses, together with interest at the default rate set forth in the Note, together with any reasonable attorneys’ fees if placed with an attorney for collection or enforcement. Borrower agrees that thirty (30) days’ prior notice by Lender of the date after which a private sale may take place or a public auction may be held is reasonable notification of such matters and shall be deemed commercially reasonable under the UCC.
8.4    RIGHTS AND REMEDIES NON-EXCLUSIVE. In addition to the specific rights and remedies hereinabove mentioned, Lender shall have the right to avail itself of any other rights or remedies to which it may be entitled, at Law or in equity, including, but not limited to, the right to have a receiver appointed over Borrower and/or its assets, the right to realize upon any or all of its security, and to do so in any order. Furthermore, the rights and remedies set forth above are not exclusive, and Lender may avail itself of any individual right or remedy set forth in this Agreement, or available at Law or in equity, without utilizing any other right or remedy.
SECTION 9.
GENERAL CONDITIONS AND MISCELLANEOUS

9.1. NONLIABILITY OF LENDER. Borrower acknowledges and agrees that by accepting or approving anything required to be observed, performed, fulfilled, or given to Lender pursuant to this Agreement or the other Loan Documents, including any certificate, Financial Statement, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation to anyone with respect thereto by Lender.
9.2. NO THIRD PARTIES BENEFITTED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights, and duties of Borrower and Lender in connection with the Loan. It shall be deemed a supplement to each Note and the other Loan Documents, and shall not be construed as a modification of any Note or other Loan Documents, except as provided herein. It is made for the sole protection of Borrower and Lender, and Lender’s successors and assigns. No other person shall have any rights of any nature hereunder or by reason hereof or the right to rely hereon.
9.3. TIME IS OF THE ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof. The waiver by Lender of any breach hereof shall not be deemed, nor shall the same constitute, a waiver of any subsequent breach or breaches.

9.4. NOTICES. All notices, requests, demands, directions, and other communications provided for hereunder and under any other Loan Document (a “Notice”), must be in writing and must be mailed, personally delivered (including by overnight service such as FedEx), or sent by electronic mail (provided that any notice of either (i) an event or circumstance which, with notice and the passage of time would become an Event of Default if not cured, or (ii) an Event of Default or the exercise of remedies in respect thereof, shall not be given via electronic mail) to the appropriate party at its respective address set forth below or, as to any party, at any other address as may be designated by it in a written notice sent to the other parties in accordance with this Section.
Any notice given by mail shall be given by certified mail, and shall be deemed given only upon confirmation of actual delivery (or upon failure by the addressee to accept such delivery). Any notice by personal delivery shall be deemed to have occurred upon confirmation of delivery to the applicable address specified below. Any notice by electronic mail shall be deemed to have occurred upon confirmation of delivery
Such notices will be given to the following:

To Lender:        WESTERN ALLIANCE BANK
                2701 East Camelback Road, Suite 110
                Phoenix, Arizona 85016
                Attention: Seth Davis, Senior Director
                Email: sdavis@westernalliancebank.com

            WESTERN ALLIANCE BANK
                2701 East Camelback Road, Suite 110
                Phoenix, Arizona 85016
                Attention: docs@westernalliancebank.com
                and notefinance@westernalliancebank.com

    To Borrower:        TERRA MORTGAGE PORTFOLIO II, LLC
    c/o Terra Capital Partners, LLC
    550 Fifth Avenue, Sixth Floor
    New York, NY 10036
    Attention: Vik Uppal and Greg Pinkus
    Email: vuppal@tcp-us.com and gpinkus@tcp-us.com

    With a copy to:    TERRA CAPITAL PARTNERS, LLC
    550 Fifth Avenue, Sixth Floor
    New York, NY 10036
    Attention: Chief Legal Officer
    Email: dstern@tcp-us.com

9.5. USA Patriot Act Notice. Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan.  Lender will ask for Borrower’s legal name, address, tax ID number or social security number and other identifying information.  Lender may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of Borrower, Guarantor or other related persons.
9.6. INDEMNITY BY BORROWER. Borrower hereby indemnifies and agrees to hold Lender and its directors, officers, agents, attorneys, and employees (individually and collectively, the “Indemnitee(s)”) harmless from and against:
9.6.1 Any and all claims, demands, actions, or causes of action that are asserted against any Indemnitee by any Collateral Loan Obligor if the claim, demand, action, or cause of action, directly or indirectly, relates to a claim, demand, action, or cause of action that the Person has or asserts against Borrower;
9.6.2 Any and all claims, demands, actions or causes of action that are incurred by an Indemnitee as a result of a breach of Section 3.9 of this Agreement; and
9.6.3 Any and all claims, liabilities, losses, costs, or expenses (including court costs and reasonable attorneys’ fees) that any Indemnitee suffers or incurs as a result of the assertion of any claim, demand, action, or cause of action specified in this Section 9.6.
9.7. CHANGE IN LAWS. In the event of the enactment, after the date of this Agreement, of any Laws: (a) deducting from the value of property for the purpose of taxation any lien or security interest thereon; (b) imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Borrower; (c) changing in any way the Laws relating to the taxation of deeds of trust or mortgages or security agreements, or debts secured by deeds of trust or mortgages or security agreements, or the interest of the mortgagee or secured party in the property covered thereby (not including income taxes); or (d) changing the manner of collection of such taxes; then, to the extent any of the foregoing may affect the Collateral or the indebtedness secured thereby or Lender, then, and in any such event, Borrower, upon demand by Lender, shall pay such taxes, assessments, charges, or liens, or reimburse Lender therefor. If Borrower shall be prohibited from paying such tax or from reimbursing Lender for the amount thereof, Borrower shall execute a modification to the Loan Documents and the Note, which modification shall increase the interest rate payable pursuant to the Note so as to permit Lender to maintain its yield as if such tax had not been imposed. If Borrower shall be prohibited from executing the above-referenced modifications, Lender may, in Lender’s sole discretion, declare the principal of all amounts disbursed and owing under the Note, this Agreement, and the other Loan Documents (including all obligations secured by the Loan Documents) and all other indebtedness of Borrower to Lender, together with interest thereon, to be immediately due and payable, regardless of any other specified maturity or due date.
9.8. NONRESPONSIBILITY. Lender shall in no way be liable for any acts or omissions of Borrower or Borrower’s agents or employees.

9.9. BINDING EFFECTS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign its rights hereunder or any interest herein without the prior written consent of Lender. Lender shall have the right, without the written consent of Borrower, to assign its rights under this Agreement and to grant participations in the Loan to others, but all waivers or abridgements of Borrower’s obligations that may be granted from time to time by Lender shall be binding upon such assignees or participants, but any such waivers or agreements, to be effective, must be in writing and signed by Lender; provided, however, that Lender shall not assign any rights under this agreement or grant any participations in the Loan to any other lender without the consent of Borrower, which consent shall not be unreasonably withheld or delayed; provided that (a) Borrower will not have a right of consent to any lender receiving an assignment or participation (except as to a Specified Lender) if an Event of Default is existing at the time Lender enters into an agreement to assign or participate an interest in the Loan, and (b) Borrower will be deemed to be reasonable for purposes hereof if Borrower withholds consent to any Specified Lender. In that regard, Borrower agrees that Lender may disclose to each prospective and actual transferee or participant any and all documents relating to the Loan and Borrower. Borrower shall, promptly upon demand, provide Lender or any such purchaser or participant (other than a Specified Lender), on a confidential basis, one or more written statements confirming Borrower’s indebtedness to Lender and all obligations in connection with the Loan, including the existence of any default thereunder.
9.10. EXECUTION IN COUNTERPARTS. This Agreement and any other Loan Documents, except the Note, may be executed in any number of counterparts, and any party hereto or thereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original, and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party or parties hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto. Delivery of an executed counterpart of a signature page of this Agreement in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, UETA and any applicable state law, but only, if “wet” signatures are provided within ten (10) Business Days thereof. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers with appropriate document access tracking, electronic signature tracking and document retention as may be approved by Lender in its sole discretion.
9.11. INTEGRATION; AMENDMENTS; CONSENTS. This Agreement, together with the documents referred to herein constitutes the entire agreement of the parties touching upon the subject matter hereof, and supersedes any prior negotiations or agreements on such subject matter. No amendment, modification, or supplement of any provision of this

Agreement or any of the other Loan Documents shall be effective unless in writing, signed by Lender and Borrower; and no waiver of any of Borrower’s obligations under this Agreement or any of the other Loan Documents or consent to any departure by Borrower therefrom shall be effective unless in writing, signed by Lender, and then only in the specific instance and for the specific purpose given.
9.12. NEUTRAL INTERPRETATION. This Agreement is the product of the negotiations between the parties, and in the interpretation and/or enforcement hereof is not to be interpreted more strongly in favor of one party or the other.
9.13. COSTS, EXPENSES, AND TAXES. In addition to other amounts expressly for Borrower’s account pursuant to the other provisions of this Agreement (but without duplication), Borrower shall pay to Lender, on demand:
9.13.11 All reasonable attorneys’ fees and outofpocket expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Agreement and any other Loan Document;
9.13.12 All out-of-pocket costs and expenses of Lender in connection with the enforcement of this Agreement and any other Loan Document and any matter related thereto, including the outofpocket expenses and reasonable attorney’s fees of any legal counsel, independent public accountants, and other outside experts reasonably retained by Lender and including all costs and expenses of enforcing any judgment or prosecuting any appeal of any judgment, order or award arising out of or in any way related to the Loan, this Agreement, or the Loan Documents (except to the extent due to the willful misconduct, whether by act or omission, of Lender or its Affiliates); and
9.13.13 All out-of-pocket costs, expenses, fees, premiums, and other charges required to perfect Lender’s Collateral pursuant to the Loan Documents or reconvey such Collateral to Borrower, including, but not limited to, recording fees, filing fees, release or reconveyance fees.
All sums paid or expended by Lender under the terms of this Agreement shall be considered to be, and shall be, a part of the Loan. All such sums, together with all amounts to be paid by Borrower pursuant to this Agreement, shall bear interest from the date of expenditure at the rate provided in the Note, shall be secured by the Loan Documents, and shall be immediately due and payable by Borrower upon demand.
9.14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained herein or in any and all other Loan Documents shall survive the making of the Loan and the execution and delivery of the Note, and are material and have been or will be relied upon by Lender, notwithstanding any investigation made by Lender or on behalf of Lender. For the purpose of this Agreement, all statements contained in any certificate, agreement, financial statement, appraisal or other writing delivered by or on behalf of Borrower pursuant hereto or to any other Loan Document or in connection with the transactions contemplated hereby or thereby shall be deemed to be representations and warranties of Borrower contained herein or in the other Loan Documents, as the case may be.
9.15. FURTHER ASSURANCES. Borrower shall, at its sole expense and without expense to Lender, do, execute, and deliver such further acts and documents as Lender from time to time may reasonably require for the purpose of assuring and confirming unto Lender the rights hereby created or intended, now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document, or for assuring the validity of any security interest.
9.16. GOVERNING LAW; JURISDICTION.
9.16.1 The Loan shall be deemed to have been made in Arizona, and the Loan Documents shall be governed by and construed and enforced in accordance with the Laws of the State of Arizona. Notwithstanding the foregoing, the laws of the jurisdiction in which the Collateral for the Loan is located shall apply to the creation and perfection of security interests therein and to the exercise of remedies by Lender that pertain or concern such Collateral, including, without limitation, the foreclosure of the security interests and liens granted in such Collateral.
9.16.2 Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender or any affiliate of the Lender in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Arizona sitting in Maricopa County, and of the United States District Court of the District of Arizona, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Arizona State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
9.17. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid shall be inoperative, unenforceable, or invalid without affecting the remaining provisions, and to this end the provisions of all Loan Documents are declared to be severable.
9.18. JOINT AND SEVERAL OBLIGATIONS. If this Agreement is executed by more than one Person as Borrower, the obligations of each of such Persons hereunder shall be joint and several obligations.

9.19. JURY WAIVER. BORROWER WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

Borrower has initialed this Section 9.19 to further indicate its awareness and acceptance of each and every provision hereof.

_______GP________
Borrower’s Initials

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Borrower and Lender have hereunto caused this Agreement to be executed on the date first above written.
BORROWER:
TERRA MORTGAGE PORTFOLIO II, LLC,
a Delaware limited liability company

By:    /s/ Greg Pinkus______________
Name:    Greg Pinkus
Its:    Authorized Signatory

LENDER:

WESTERN ALLIANCE BANK,
an Arizona corporation

By:     /s/ Seth Davis_______________
Name:    Seth Davis
Title:     Senior Director

4085694.5 | 100775-0196
[Signature Page to Business Loan And Security Agreement]

Schedule 1
Collateral Loan Document Package - Real Property

The following instruments and documents, in form and content required by Lender in its sole opinion and judgment, shall be included in and collectively constitute a Collateral Loan Document Package as provided and defined in the Agreement:
1.    The original Collateral Loan Note in favor of Borrower executed by Collateral Loan Obligor;
2.    An original Allonge To Promissory Note, executed by Borrower, to be attached to the Collateral Loan Note at Lender’s option;
3.    An original Assignment of Mortgage executed and acknowledged by Borrower, if required by Lender;
4.    True and complete copy of all other Collateral Loan Documents executed by a Collateral Loan Obligor to and in favor of Borrower, including, without limitation:
a.    Loan Agreement;
b.    Mortgage (which must include an environmental indemnity);
c.    Security Agreement (if any separate from the Deed of Trust);
d.     Environmental Agreement, if any;
e.    Agreement Regarding Insurance Requirements and Certificate of Insurance;
f.    Fixture Filing;
g.    Financing statement(s), if any; and
h.    Certified organization authorization to borrow (corporate resolution, partnership authorization, and authorization of members of limited liability company).
5.    True and complete copies of all relevant underwriting documentation required or otherwise obtained by Borrower, including, without limitation:
a.    Collateral Loan Obligor’s application for the Collateral Loan and evidence of Borrower’s approval of the Collateral Loan, signed by the requisite officers or representatives of Borrower authorized to approve the same;
b.    Appraisal;
4085694.5 | 100775-0196     Schedule 1-1

c.    Copies of the certificates or other acceptable evidence of fire, casualty and flood (if applicable) insurance;
d.    Title policy and endorsements, including mechanic’s lien coverage, to the real property;
e.    Updated preliminary title report and copies of all documents described in all reported exceptions;
f.    UCC search of existing financing statements and liens;
g.    Certified copies of loan escrow instructions and recording instructions to title company;
h.    Organizational documents (articles of incorporation, articles of organization, bylaws, operating agreement, current certificate of good standing unless Collateral Loan Obligor formed within 30 days of closing the Collateral Loan);
i.    Financial statements and credit reports presenting the financial condition and credit history of the Collateral Loan Obligor;
j.    Flood search and flood insurance, if applicable for the real property; and
k.    OFAC searches for each Collateral Loan Obligor.

4085694.5 | 100775-0196     Schedule 1-2

Schedule 2
Ineligible Receivables

The following shall be deemed Ineligible Receivables, subject to Section 4.6.3:
(a) Any Collateral Loan that is not secured by a Collateral Mortgage with a first (1st) lien priority on underlying real property collateral that, at the time of closing of such Collateral Loan, is located within one of the top 100 metropolitan statistical areas in the United States of America (this paragraph will cease to apply to a Collateral Loan accepted as an Eligible Receivable by Lender);.
(b) Any Collateral Loan which has incomplete loan documentation, or for which any loan documentation is not fully executed, in any material respect, unless such deficiency is corrected within five (5) Business Days after notice from Lender;
(c) Any Collateral Loan for which the Collateral Loan Documents do not provide for the creation of a perfected first priority lien upon and/or security interest in all Underlying Collateral (subject to the exception to the representations and warranty contained in Section 5.3.10); provided that any lien or encumbrance first noticed to Borrower after a Collateral Loan is accepted as an Eligible Receivable by Lender shall not render such Collateral Loan an Ineligible Receivable under this paragraph if, within 60 days after such lien or encumbrance is so noticed to Borrower (i) such lien or claim has been bonded over to the reasonable satisfaction of Lender, or (ii) in the event the State which the Underlying Collateral is located does not provide for the bonding of such lien or claim, a cash escrow or other deposit or arrangement in respect of such liens or encumbrances has been established to Lender’s reasonable satisfaction;
(d) All conditions to the funding of the portion of any Collateral Loan required to be funded at the closing of such Collateral Loan shall have been satisfied in accordance with the provisions of the Collateral Loan Documents and either (i) the Collateral Loan shall be fully funded at such closing, or (ii) the Loan Proceeds shall be used to fund the Collateral Loan, to the extent required at such Collateral Loan’s closing (for avoidance of doubt, this paragraph shall not apply to advances under Collateral Loans pursuant to which Borrower is obligated to make advances after such closing).
(e) Any Collateral Loan for which any levy has been made by a creditor of Borrower or Guarantor on any Underlying Collateral therefor if such levy has not been released or bonded or (if bonding is not available in the applicable State) otherwise addressed to the reasonable satisfaction of Lender within sixty (60) days of its creation;
(f) Any Collateral Loan accepted by Lender as an Eligible Receivable which has been included in the Borrowing Base for longer than the Dwell Time for such Collateral Loan after the date such Eligible Receivable was first included in the Borrowing Base, unless an extension of such time is authorized in writing by Lender;
4085694.5 | 100775-0196     Schedule 2-1

(g) Any Collateral Loan as to which any payment of principal or interest at the non-default rate or any other material monetary payment is more than sixty (60) days past due; provided, that if Borrower or any Collateral Loan Obligor applies amounts in any reserve or escrow account to pay any such principal or interest within such 60-day period, then such Collateral Loan shall not be an Ineligible Receivable (unless some other payment of principal or interest at the non-default rate is more than sixty (60) days past due and is not similarly paid from a reserve or escrow account)(for avoidance of doubt, for purposes of this paragraph there shall be disregarded obligations that, pursuant to the definition of Minor Modifications, are deemed to constitute nonmaterial monetary obligations) ;
(h) Any Collateral Loan that is in default, subject to a forbearance, or is otherwise non-performing (unless the default, forbearance or non-performance is a required payment default of less than sixty (60) days) for any reason); provided that this paragraph will cease to apply to a Collateral Loan once such Collateral Loan is accepted by Lender as an Eligible Receivable (it being the intent of the parties that in such case paragraph (g) of this Schedule 2 will apply);
(i) Any Collateral Loan with a maturity date greater than five (5) years from the date of its origination;
(j) Any Collateral Loan, or with respect to the Collateral Mortgage securing such Collateral Loan, where judicial or non-judicial foreclosure proceedings have been commenced; or
(k) Any Collateral Loan which is deemed ineligible by Lender in its sole and absolute discretion; provided, however, that this paragraph will cease to apply to a Collateral Loan once such Collateral Loan is accepted by Lender as an Eligible Receivable (for avoidance of doubt, it is the intent of the parties that Section 4.6.3 will apply to Collateral Loans once accepted by Lender as Eligible Receivables).

4085694.5 | 100775-0196     Schedule 2-2

Schedule 6.5
Financial Statements and Reports

6.5.1    Within thirty (30) days after any litigation is instituted against Borrower, a copy of the applicable complaint and such other information as Lender may reasonably request.;
6.5.2    Within five (5) Business Days after the occurrence of any Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, a report regarding such Event of Default or event setting forth details and describing any action which Borrower proposes to take with respect thereto, signed by the general partner of Borrower;
6.5.3    Any change in name of Borrower or use of any trade names or trade styles;
6.5.4    Borrower shall provide to Lender, no later than sixty (60) days following the end of each calendar quarter ending March 31, June 30, and September 30, commencing with the calendar quarter ending on March 31, 2021, complete and accurate interim Financial Statements representing the financial condition of Borrower as of the end of the immediately preceding calendar quarter, including balance sheets, income statements, sources and uses of funds, and such other supplemental reports and schedules as Lender shall require, in its reasonable discretion. All such interim Financial Statements may be prepared by Borrower and shall contain a certification signed by any individual providing a Financial Statement or by one or more authorized representatives of any corporation, partnership, limited liability company or other entity providing a Financial Statement, certifying to the completeness and accuracy of all information, without exception. All such interim Financial Statements shall be prepared and presented in accordance with GAAP, consistently applied, or in such other form and content as Lender may permit, in its sole and absolute discretion;
6.5.5    Borrower shall provide to Lender, by no later than one hundred twenty (120) days following the end of each calendar year, commencing with the calendar year ending on December 31, 2021, complete and accurate annual Financial Statements representing the financial condition of Borrower and Guarantor as of the end of the immediately preceding calendar year, including balance sheets, income statements, sources and uses of funds, and such other supplemental reports and schedules as Lender shall require, in its reasonable discretion. All such Financial Statements shall be prepared by an independent certified public accountant reasonably acceptable to Lender (except in the case of Borrower such financial statements may be prepared by Borrower), and in the case of Guarantor, such Financial Statements shall be audited. Such Financial Statements shall contain a certification signed by any individual providing a Financial Statement or by one or more authorized representatives of any corporation, partnership, limited liability company or other entity providing a Financial Statement, certifying to the best of her or his knowledge to the completeness and accuracy of all information in accordance with GAAP, without exception. All such Financial Statements shall be prepared and presented in accordance with GAAP, consistently applied (subject to modifications thereto that
4085694.5 | 100775-0196     Schedule 6.5-1

are mandated by SEC requirements applicable to Guarantor), or in such other form and content as Lender may permit, in its sole and absolute discretion;
6.5.6    Concurrently with the delivery of the Financial Statements set forth in Section 6.5.4 and Sections 6.5.4 above, Borrower shall provide to Lender a compliance certificate in form as set for in Exhibit “G” certifying compliance with the financial covenants set forth in Schedule 6.18 of this Agreement;
6.5.7    As soon as available, and in any event no later than thirty (30) days following the end of each calendar month, Borrower shall deliver to Lender a monthly Borrowing Base Certificate, which Borrowing Base Certificate shall be duly certified by the authorized representative of Borrower as to the completeness and accuracy of all information contained therein, without exception, and which Borrowing Base Certificate shall be accompanied by any and all other supporting documentation reasonably requested by Lender;
6.5.8    As soon as available, and in any event no later than thirty (30) days following the end of each calendar quarter, Borrower shall deliver to Lender a quarterly portfolio loan tape covering all Borrower Loans, and which shall be accompanied by any and all other supporting documentation reasonably requested by Lender;
6.5.9    Promptly upon receipt thereof, one (1) copy of any report submitted to Borrower by independent accountants engaged in connection with any annual, interim or special audit made by them of the books of Borrower;
6.5.10    Within five (5) Business Days after (i) any contact from any Governmental Agency concerning any environmental protection Laws, including any notice of any proceeding or inquiry with respect to the presence of any hazardous materials on the Underlying Collateral or any Loan Collateral or the migration thereof from or to other property, (ii) any and all claims made by any third party against or relating to said property concerning any loss or injury resulting from hazardous materials, or (iii) Borrower’s discovery of any occurrence or condition on any property adjoining or in the vicinity of said property that could cause said property, or any part thereof, to be subject to any restrictions on the ownership, occupancy, transferability, or loss of the property under any Law, Borrower shall deliver to Lender a report regarding such contact and setting forth in detail and describing any action which Borrower proposes to take with respect thereto, signed by an officer of Borrower;
6.5.11    Within ten (10) Business Days following Lender’s written request, Borrower and/or Guarantor will also deliver to Lender such additional financial statements and information (financial or otherwise) regarding Borrower and/or Guarantor as Lender may reasonably request from time to time. Such information must be dated no earlier than ninety (90) days prior to date provided.

4085694.5 | 100775-0196     Schedule 6.5-2

Schedule 6.18
Financial Covenants

Guarantor shall at all times remain in compliance with the financial and performance-related covenants set forth below, and Borrower shall, in connection therewith, provide Lender a Compliance Certificate in the form of Exhibit “G” attached hereto concurrently with the delivery of the Financial Statements set forth in Sections 6.5.4 and 6.5.5 of Schedule 6.5 herein:
6.18.1    TOTAL NET WORTH. At all times during the term of the Loan, Borrower shall at all times cause Guarantor to maintain minimum Total Net Worth of $250,000,000.00, measured on a quarterly basis as of March 31, June 30, September 30 and December 31 of each calendar year during the term of the Loan, commencing on March 31, 2021, based upon the Financial Statements delivered by Borrower to Lender in accordance with Sections 6.5.4 and 6.5.5 on Schedule 6.5. Borrower shall deliver to Lender any other documentation and evidence as shall be satisfactory to Lender, in Lender’s reasonable opinion and judgment, evidencing Guarantor’s compliance with the minimum requirement set forth in this Section 6.18.1.
6.18.2    MINIMUM PROFITABILITY. At all times during the term of the Loan, Borrower shall cause Guarantor to maintain an Operating Profit of not less than $2,000,000.00 for each calendar quarter during the term of the Loan, measured on a trailing quarterly basis as of March 31, June 30, September 30 and December 31 of each calendar year, commencing on March 31, 2021, for the immediately preceding three (3) consecutive calendar month period of time, based upon the Financial Statements delivered by Borrower to Lender in accordance with Sections 6.5.4 and 6.5.5 on Schedule 6.5. Borrower shall deliver to Lender any other documentation and evidence as shall be satisfactory to Lender, in Lender’s reasonable judgment, evidencing Guarantor’s compliance with the minimum requirement set forth in this Section 6.18.2.
6.18.3    MAXIMUM GLOBAL LEVERAGE. At all times during the term of the Loan, Borrower shall maintain a ratio of Global Debt to Total Net Worth of not more than 2.50 to 1.00, measured on a quarterly basis as of March 31, June 30, September 30 and December 31 of each calendar year during the term of the Loan, commencing on March 31, 2021.
    The following defined terms shall apply to this Schedule 6.18, all as determined in accordance with GAAP:

    “Global Debt” means the sum of short term debt plus long term debt plus fixed payment obligations of Borrower and Guarantor.

    “Gross Income” means, for any given time, but only to the extent in accordance with GAAP, any and all revenues, income, receipts and money received by or on behalf of, and moneys due to, the Person whose Gross Income is being measured, solely from such Person’s use, operation, management and/or conduct of its businesses, including, without limitation, (a) gross revenues derived from such Person’s operation and possession of any real property, and (b) proceeds derived from (1) accounts receivable, (2) inventory and other tangible and intangible
4085694.5 | 100775-0196     Schedule 6.5-1

property and (3) contract rights and other rights and assets now or hereafter owned by such Person in connection with its business.
    “Operating Profit” means, at any given time, the amount by which Gross Income exceeds Operating Expenses.
    “Operating Expenses” means, at any given time, but only to the extent in accordance with GAAP, the sum of the current expenses of operation, maintenance and conducting of the businesses of the Person whose Operating Expenses are being measured, including, without limitation, wages, salaries, benefits and bonuses to personnel, the cost of goods, materials and supplies used for current business operations and maintenance, security costs, utility expenses, all taxes and assessments, including, without limitation, bond assessments, insurance premiums, trash removal, advertising, insurance premiums, rental payments for real or personal property (other than capital lease payments), and charges for the accumulation of appropriate reserves for current expenses that are not recurrent monthly but may reasonably be expected to be incurred in accordance with GAAP; provided, however, that the following shall be excluded from Operating Expenses: (i) depreciation and other non-cash charges, and (ii) fees payable to Affiliates pursuant to the Amended and Restated Management Agreement, dated February 8, 2018, between Guarantor and Terra REIT Advisors LLC, which has been disclosed to Lender and has been publicly filed with the Securities and Exchange Commission.
    “Total Net Worth” means, with respect to Guarantor on any date of determination, but only to the extent consistent with GAAP: (A) the sum of all amounts that would be included under capital or shareholder’s equity (or any like caption) on a balance sheet of Guarantor and its consolidated subsidiaries, if any, at such date, minus (B) the sum of (i) amounts owing to Guarantor from any Affiliate thereof not already eliminated in consolidation, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with Guarantor or any Affiliate thereof that were not already eliminated in consolidation, (ii) intangible assets of Guarantor and its consolidated subsidiaries, if any, and (iii) prepaid taxes and/or expenses, all on or as of such date and all without duplication as determined in accordance with GAAP.

4085694.5 | 100775-0196     Schedule 6.5-2

Schedule 9.9
1.Fortress
2.Stabilis
3.Lone Star
4.Mack
5.Blackstone
6.Oaktree
7.Rialto
8.KKR
9.Starwood
10.Apollo
11.iStar
12.Square Mile
13.Vornado
14.Cerberus
15.Colony
16.Angelo Gordon
17.Brookfield
18.SL Green
19.LNR

4085694.5 | 100775-0196     Schedule 6.5-1

EXHIBIT A

ALLONGE AND ENDORSEMENT

This Allonge and Endorsement is attached to and made a physical part of that certain Promissory Note dated ___________, ____, in the principal amount of ______________________________ ($___________), made by ______________, __________________ (“Maker”) in favor of _______________________________________ (the “Note”). The undersigned is the holder and owner of the Note.

The Note is hereby endorsed as follows:

“Pay to the order of WESTERN ALLIANCE BANK, an Arizona corporation, pursuant to the Business Loan and Security Agreement (Revolving Line of Credit), dated as of March 12, 2021 as the same may be modified, amended or supplemented from time to time.”

Dated: ___________
TERRA MORTGAGE PORTFOLIO II, LLC,
a Delaware limited liability company

By:    ______________________________
Name:    Greg Pinkus
Its:    Authorized Signatory

4085694.5 | 100775-0196     Exhibit A-1

EXHIBIT B
ASSIGNMENT OF MORTGAGE [DEED OF TRUST]
[See attached]

RECORDING REQUESTED BY
AND WHEN RECORDED, MAIL TO:
WESTERN ALLIANCE BANK
2701 East Camelback Road, Suite 110
Phoenix, Arizona 85016
Attention: Seth Davis, Senior Director

Assessor’s Parcel No(s).: _____________

COLLATERAL ASSIGNMENT OF MORTGAGE [DEED OF TRUST] AND
RELATED LOAN DOCUMENTS

THIS COLLATERAL ASSIGNMENT OF MORTGAGE [DEED OF TRUST1] AND RELATED LOAN DOCUMENTS (this “Assignment”) is made as of ___________, ____, by TERRA MORTGAGE PORTFOLIO II, LLC, a Delaware limited liability company (“Assignor” or “Borrower”), to WESTERN ALLIANCE BANK, an Arizona corporation (“Assignee”).
1.    Granting Clause. For value received, Assignor hereby grants, conveys, assigns and transfers to Assignee, for security purposes only, all of Assignor’s right, title and interest in and to all beneficial interest under that certain mortgage dated ___________, ____, by _______________________, as grantor (“Collateral Obligor”), [to _____________, as trustee,] for the benefit of Assignor, as beneficiary, which was recorded on ___________, ____, as Instrument No. ___________, in the Official Records of __________ County, ____________, and any and all amendments, modifications, renewals, supplements, extension or revisions thereof (the “Mortgage/Deed of Trust”), together with the promissory note and other agreements, instruments and documents relating thereto (collectively referred to hereinafter as the “Pledged Documents”).
2.    Secured Obligations. This Assignment is given for the purpose of securing payment and performance of the obligations of Assignor under that certain Promissory Note executed by Assignor, among others, and payable to the order of Assignee dated as of March 12, 2021 in the maximum stated principal sum of Seventy-Five Million and No/100 Dollars ($75,000,000.00) (the “Note”), that certain Business Loan and Security Agreement (Revolving Line of Credit) executed by Assignor and Assignee dated March 12, 2021 (“Loan Agreement”),
1 Revise if underlying security instrument is deed of trust.
4085694.5 | 100775-0196     Exhibit B-1

and all other agreements, instruments and documents relating thereto (collectively referred to hereinafter as the “Loan Documents”).
3.    Enforcement. Assignee may exercise its rights under the Loan Agreement, Security Agreement and this Assignment in accordance with their terms, including, without limitation, the right to succeed to all of Assignor’s right, title and interest in and to all beneficial interest under the Mortgage/Deed of Trust and the Pledged Documents.
4.    Property Encumbered. The real property encumbered by the Mortgage/Deed of Trust is described in Exhibit A attached hereto and incorporated herein by this reference.
5.    Amendments. This Assignment may not be amended, modified or waived except with the written consent of Assignor and Assignee.
6.    Termination. This Assignment shall terminate upon (A) (i) the indefeasible payment in full of the indebtedness owing to Assignee under the Note, the Loan Agreement and the Loan Documents, and (ii) the termination of any and all obligations of Assignee under the Note, the Loan Agreement or any Loan Documents to make any advances or disbursements of loan proceeds or other amounts to Assignor; or (B) the termination of the Security Agreement (or earlier to the extent of any partial or full release or reconveyance of this Assignment), unless prior to the termination of the Security Agreement, Assignee has succeeded to beneficiary’s interest under the Mortgage/Deed of Trust. Upon request by Borrower, Assignee agrees to promptly confirm termination of this Assignment and to take such steps (at Borrower’s expense and in a commercially reasonable period of time) as Borrower may reasonably request to terminate this Assignment of record.
7.    Attorneys’ Fees. In the event of any dispute or litigation concerning the enforcement or validity of this Assignment, the losing party shall pay all charges, costs and expenses (including reasonable attorneys’ fees) incurred by the prevailing party whether or not any action or proceeding is brought relative to such dispute and whether or not such litigation is prosecuted to judgment, and including post-judgment fees and costs.
8.    Successors and Assigns. The terms of this Assignment shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

[SIGNATURE PAGE FOLLOWS]
4085694.5 | 100775-0196     Exhibit B-2

IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
ASSIGNOR:
TERRA MORTGAGE PORTFOLIO II, LLC,
a Delaware limited liability company

By:    ______________________________
Name:    Greg Pinkus
Its:    Authorized Signatory

4085694.5 | 100775-0196     Exhibit B-3

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of	)
County of _______________________	)

On ____________________, before me, _________________________________, a Notary Public, personally appeared _____________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of Arizona that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature
4085694.5 | 100775-0196     Exhibit B-4

EXHIBIT C

REQUEST FOR ADVANCE AND BORROWING BASE CERTIFICATE
[See attached]

4085694.5 | 100775-0196     Exhibit C-1

EXHIBIT D
SCHEDULE OF INITIAL LOAN COLLATERAL

[See attached]

4085694.5 | 100775-0196     Exhibit D-1

EXHIBIT E

ADVANCE RATE SCHEDULE

Notwithstanding the foregoing, Advances are subject to the following additional limitations:

1.Advances on any single Collateral Loan shall not exceed $25,000,000.00. On a case by case basis, Lender may approve advances greater than $25,000,000.00 at its sole and absolute discretion, and subject to additional recourse being available to Lender for proceeds in excess of $25,000,000.00;

2.The aggregate amount of all Advances on Collateral Loans secured by Underlying Collateral located in the New York City metropolitan areas shall not exceed 25% of the Credit Limit.

3.In the event any Collateral Loan Obligor, including any affiliate thereof, has two (2) or more Collateral Loans that otherwise qualify as Eligible Receivables, the aggregate Advances to Borrower for such Collateral Loans shall not exceed, in the aggregate, an amount equal to twenty-five percent (25%) of the Credit Limit;

4085694.5 | 100775-0196     Exhibit E-1

EXHIBIT F
FORM OF POWER OF ATTORNEY

SPECIAL POWER OF ATTORNEY

    TERRA MORTGAGE PORTFOLIO II, LLC, a Delaware limited liability company (the “Borrower”) have entered into that certain Business Loan and Security Agreement (Revolving Line of Credit) dated as of March 12, 2021 as the same may be amended or supplemented from time to time (the “Loan Agreement”), by and between Borrower and WESTERN ALLIANCE BANK, an Arizona corporation. All capitalized terms not defined herein shall have the meanings given them in the Loan Agreement.

    Borrower hereby irrevocably constitute and appoint Western Alliance Bank and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact (“Attorney in Fact”) with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, exercisable by the Attorney in Fact in each case, for the purpose of carrying out the terms of the Loan Agreement, but only following and during the continuance of an Event of Default under the Loan Agreement, including without limitation, to take any and all appropriate action and execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of the Loan Agreement, to file such financing statement or statements relating to the Collateral Loans as Attorney in Fact at its option may deem appropriate, and, without limiting the generality of the foregoing, Borrower hereby give Attorney in Fact the power and right, on behalf of Borrower, without assent by, but with notice to, Borrower, to do the following:

    in the name of Borrower, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Collateral Loans and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Attorney in Fact for the purpose of collecting any and all such moneys due with respect to any other Collateral Loans whenever payable;

    to pay or discharge taxes and Liens levied or placed on or against the Collateral Loans;

    to execute, in connection with any sale of Collateral Loans, any endorsements, assignments or other instruments of conveyance or transfer;

    (A) to direct any party liable for any payment under any Collateral Loans to make payment of any and all moneys due or to become due thereunder directly to Attorney in Fact or as Attorney in Fact shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral Loans; (C) to sign and endorse any invoices,
4085694.5 | 100775-0196     Exhibit F-1

assignments, verifications, notices and other documents in connection with any Collateral Loans; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral Loans or any proceeds thereof and to enforce any other right in respect of any Collateral Loans; (E) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral Loans; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Attorney in Fact may deem appropriate; (G) to send “goodbye” and “hello” letters on Borrower’s or subservicer’s behalf, and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral Loans as fully and completely as though Attorney in Fact were the absolute owner thereof for all purposes, and to do, at Attorney in Fact’s option and Borrower’s expense, at any time, and from time to time, all acts and things which Attorney in Fact deems necessary to protect, preserve or realize upon the Collateral Loans and Attorney in Fact’s interests therein and to effect the intent of the Loan Agreement, all as fully and effectively as Borrower might do.

    For value received, receipt of which is hereby acknowledged, Borrower has collaterally assigned and/or, and will in the future collaterally assign, to Western Alliance Bank certain Collateral Loans pursuant to the Loan Agreement and by such transactions that this Special Power of Attorney be coupled with an interest, and Borrower do hereby make and declare this Special Power of Attorney to be irrevocable by Borrower or otherwise, renouncing all right to revoke this Special Power of Attorney or to appoint any other person to perform any of the acts enumerated herein.

    Borrower does hereby ratify and confirm that, upon the occurrence and during the continuation of and Event of Default, the Attorney in Fact may exercise any power or authority granted hereunder, irrespective of whether or not a Default has occurred under the Loan Agreement. The rights and powers of Attorney in Fact hereunder are cumulative of all other rights, remedies, and recourse of Western Alliance Bank under the Loan Agreement.

4085694.5 | 100775-0196     Exhibit F-2

    The powers conferred on Attorney in Fact hereunder are solely to protect Attorney in Fact’s interests in the Collateral Loans and shall not impose any duty upon it to exercise any such powers. Attorney in Fact shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct. Borrower hereby covenant and agree that it will indemnify, defend, and hold harmless the Attorney in Fact and its officers acting hereunder for, from and against any and all claims, demands, or causes of action, in any way associated with or related to the acts performed under this Special Power of Attorney, excluding any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever resulting, in whole or part, from the Attorney in Fact’s own gross negligence or willful misconduct. For purposes of A.R.S. § 14-5501.E, Borrower acknowledge that the power of attorney forms a part of a contract (being this Agreement) and is security for money or for the performance of a valuable act. Lender hereby discloses that it may exercise the power of attorney for Lender’s benefit, and such authority need not be exercised for Borrower’s best interest.

[Signature Page Follows]
4085694.5 | 100775-0196     Exhibit F-3

IN WITNESS WHEREOF, this instrument is executed by Borrower on this 12th day of March, 2021.

BORROWER:

TERRA MORTGAGE PORTFOLIO II, LLC,
a Delaware limited liability company

By:    ______________________________
Name:    Greg Pinkus
Its:    Authorized Signatory

[Borrower’s Signatures must be Notarized]
4085694.5 | 100775-0196     Exhibit F-4

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of	)
County of _______________________	)

On ____________________, before me, _________________________________, a Notary Public, personally appeared _____________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of Arizona that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature    ___________________________

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of	)
County of _______________________	)

On ____________________, before me, _________________________________, a Notary Public, personally appeared _____________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of Arizona that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature    ___________________________

4085694.5 | 100775-0196     Exhibit F-5

ACKNOWLEDGED BY
ATTORNEY-IN-FACT:

Western Alliance Bank, an Arizona corporation

By:
Name:	Glenn Smith
Title:	NF Operations Manager

By:
Name:	Cyndy Joseph
Title:	WHL Operations Manager

By:
Name:	Gabriel Sanchez
Title:	WHL Operations Assistant

4085694.5 | 100775-0196     Exhibit F-6

EXHIBIT G
FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

BORROWER:	Terra Mortgage Portfolio II, LLC
LENDER:	Western Alliance Bank, an Arizona corporation
TODAY’S date:	____/____/20__
Reporting PERIOD ENDED:	____/____/20__

This certificate is delivered to Lender under the Business Loan and Security Agreement dated effective as of March 12, 2021 with any and all subsequent Loan Modifications between Borrower and Western Alliance Bank, an Arizona corporation (the “Agreement”), all the defined terms of which have the same meanings when used herein.
I hereby certify that: (a) I am, and at all times mentioned herein have been, the duly elected, qualified, and acting officer of Borrower designated below; (b) to the best of my knowledge, the financial statements of Borrower from the period shown above (the “Reporting Period”) and which accompany this certificate were prepared in accordance with GAAP and present fairly the financial condition of Borrower as of the end of the Reporting Period and the results of its operations for the Reporting Period; (c) all of the representations and warranties made by Borrower in Section 3 of the Agreement are true and correct in all material respects on the date of this certificate as if made on this date; (d) a review of the Agreement and of the activities of Borrower during the Reporting Period has been made under my supervision with a view to determining Borrower’s compliance with the covenants, requirements, terms, and conditions of the Agreement, and such review has not disclosed the existence during or at the end of the Reporting Period (and I have no knowledge of the existence as of the date hereof) of any Default or Event of Default, except as disclosed herein (which specifies the nature and period of existence of each Default or Event of Default, if any, and what action Borrower has taken, is taking, and proposes to take with respect to each); and (e) the calculations described herein evidence that Borrower is in compliance with the requirements of the Agreement at the end of the Reporting Period (or if Borrower is not in compliance, showing the extent of non-compliance and specifying the period of non-compliance and what actions Borrower proposes to take with respect thereto).

Borrower
By:
Name:
Title:

All financial calculations set forth herein are as of the end of the Reporting Period.
I.TOTAL NET WORTH (Schedule 6.18 of the Agreement)

The Total Net Worth for Terra Property Trust, Inc. is:
Total Assets	$
Minus: Intangible Assets & Loans to Stakeholders	$
Minus: Prepaid Taxes and/or Expenses	$
Minus: Total Liabilities	$
TOTAL NET WORTH	$
REQUIRED MINIMUM	$250,000,000.00
In compliance?	Yes No
II.PROFITABILITY (Schedule 6.18 of the Agreement)

Operating Profit for Terra Property Trust, Inc. is:
Gross Income for the previous 3 calendar months (T3M)	$
Minus: Operating Expenses (T3M)	$
NET OPERATING PROFIT	$
MINIMUM REQUIRED	$2,000,000.00
In compliance?	Yes No
III.GLOBAL LEVERAGE RATIO (Schedule 6.18 of the Agreement)

The Global Leverage Ratio for Terra Property Trust, Inc. is:
Total Global Debt:	$
Divided by: Total Net Worth (see above)	$
TOTAL LIABILITIES / ADJUSTED TANGIBLE NET WORTH :	__:1
MAXIMUM PERMITTED	2.50:1
In compliance?	Yes No
IV.INDEBTEDNESS (Section 6.14 of the Agreement)

Total Other Indebtedness except Trade Obligations:	$
MAXIMUM PERMITTED	$0.00
In compliance?	Yes No

4085694.5 | 100775-0196     Exhibit G-1

V.REPORTING REQUIREMENTS (Schedule 6.5 of the Agreement)

Financial Reporting Requirements Current?	Yes No

DEFAULTS OR EVENTS OF DEFAULT
Disclose nature and period of existence and action being taken in connection therewith; if none, write “None”: ___________________________________________________________________
_______________________________________________________________________________
______________________________________________________________________________
4085694.5 | 100775-0196     Exhibit G-2